EXHIBIT (c)(5) Project Delphes Financial Analysis Report CONFIDENTIAL | Sã+7o Paulo, August 5th 2016 This document is a free translation of the “Relatório de Análises Financeiras” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016. The document in Portuguese should always prevail over this version.

Important Note p.1 1. Banco Santander (Brasil) S.A. (“Santander”) has been engaged by Via Varejo S.A. (“Via Varejo” or “Company”), as requested by Via Varejo’s special committee (“Via Varejo Special Committee”), a committee established to comply with the guidelines of CVM Practice Bulletin (Parecer de Orientação da Comissão de Valores Mobiliários) n 35, dated as of September 1st, 2008 (“POCVM35”), exclusively in relation to the integration of the electronic commerce activities developed by Cnova Comércio Eletrônico S.A. (“Cnova Brasil”), a wholly-owned subsidiary of Cnova N.V. (“Cnova”), with Via Varejo’s business, pursuant to the Material Fact published by Via Varejo on May 11, 2016 (“Reorganization”). 2. Santander has been engaged by the Company with the sole purpose of assisting the Via Varejo Special Committee in its work and preparing a financial analysis report ("Financial Analysis Report") consolidating the analysis prepared within the scope of the services and, based on such analysis, indicating a valuation range of the Cnova’s shares and a valuation range for the capital stock of Cnova Brazil. 3. This Financial Analysis Report is an intellectual property of Santander and was prepared by Santander, exclusively to aid the Special Committee of Via Varejo in the context of the analysis of the Reorganization. The present Financial Analysis Report is provided on a confidential basis and shall not be used by the Company, by the Via Varejo Special Committee or any authorized third parties, for other purposes and shall not be disclosed, distributed, reproduced, summarized or made available to any third parties or applied for any other purposes without prior written authorization of Santander. This Financial Analysis Report may be disclosed to Via Varejo, its board of directors and shareholders, and/or, in order to fulfill legal and regulatory obligations related to the Reorganization, to CVM and the stock exchanges (bolsa de valores) in which securities issued by the Company are listed, pursuant to the respective applicable normative laws. 4. In case it is necessary to disclose the Financial Analysis Report in accordance with the law and/or the applicable regulation, this material shall only be disclosed in case its content is reproduced in its entirety, and any description or reference to Santander shall be made in a reasonable form and expressly approved by Santander and its consultants. Except by prior and express authorization, in writing, by Santander, no other person beyond the members of the Via Varejo Special Committee and the Company’s Board of Directors is authorized to use any representations, advices, opinions or conducts to third parties, except in the form required by the applicable law and the applicable regulation. 5. In case versions of the Financial Analysis Report are prepared in any language other than Portuguese, the Portuguese version of the Financial Analysis Report shall always prevail. 6. The Financial Analysis Report shall be read and interpreted in light of the assumptions, restrictions, qualifications and other conditions herein mentioned. Any person that uses this Financial Analysis Report, as long as duly authorized to do so, shall consider in its analyses the restrictions and characteristics of the sources of information used herein.

Important Note (cont’d) p.2 7. This Financial Analysis Report does not constitute judgment, opinion, proposal, request, suggestion or recommendation, express or implied, to the Via Varejo Special Committee, the Board of Directors or shareholders of the Company, or any third party regarding the convenience and opportunity, or regarding the terms and conditions of the Reorganization, included, but not limited to, its contractual terms, the definition of value or the exchange of shares issued by Cnova with shares issued by Cnova Brasil, regarding the Reorganization, or any other related values or the structure of the Reorganization. 8. This Financial Analysis Report does not intend to be the only base for the Via Varejo Special Committee, the Board of Directors and shareholders of the Company’s analysis of the Reorganization, as it does not include all necessary information for such analysis. Any decision undertaken by the Via Varejo Special Committee, by the Board of Directors of the Company and its shareholders will be at their exclusive and sole responsibility. The analysis of risk and benefits related to the implementation and approval of the Reorganization shall be exclusively and independently conducted by the Via Varejo Special Committee, the Board of Directors of the Company and its shareholders, as the case may be. 9. Cnova and Cnova Brasil, including their respective controlled and affiliated entities, have been evaluated independently (standalone) and the possible success or failure of any transaction regarding the Reorganization was not considered in the results of the valuation range of both companies. 10. Notwithstanding the above, Santander was requested by the Via Varejo Special Committee to analyze, strictly from an economic and financial perspective, the potential synergies that the Company could capture as a result of the Reorganization. The studies and analysis of the potential synergies, their financial impact and ramp-up curves ("Synergies’ Studies") were prepared by external consultants and reviewed and/or discussed with the teams of Via Varejo and Cnova Brasil. Additionally, it was prepared by Via Varejo a study on the financial impact of the potential reduction of the inventories of Via Varejo and Cnova Brasil after the Reorganization. The Synergies’ Studies were considered as a base for the analysis conducted by Santander. Santander has not conducted any investigation, independent verification or due diligence regarding the Synergies’ Studies and its viability. Therefore, Santander assumes that the Synergies’ Studies are complete and accurate and reflect the current best estimates of the companies. Santander does not express any opinion on potential effects that the Company might incur and assumes no liability with respect to the result of the Reorganization. 11. The results presented in this Financial Analysis Report, except regarding the potential synergies, refer exclusively to the companies (standalone) and do not apply to any other matter or transaction, present or future, related to the Company, Cnova Brasil, Cnova or to the economic groups of which they are part or to the sector in which they operate. Additionally, this Financial Analysis Report does not cover the strategic and commercial merits of the Reorganization, neither covers the possible strategic and commercial decision of the Company or its shareholders in participating, analyzing or executing the Reorganization, or any other strategies or other transactions that may be available to the Company. The use of values informed in the Financial Analysis Report for any other valuation related to Cnova and Cnova Brasil, or to any other purpose not covered by this Financial Analysis Report, is of the exclusive responsibility of the Board of Directors, the Company and /or its shareholders.

Important Note (cont’d) p.3 12. Santander does not express any opinion about the effects that eventually may be generated to the Company from the execution of the Reorganization or by any transaction involving the Company, or any of its controlled or affiliated entities. This Financial Analysis Report did not take into consideration any previous valuations of the Company, its subsidiaries, controlled or affiliated entities directly or indirectly or any securities issued by those companies, done by Santander or by any other institution, in the context of any transaction, offers or past negotiations involving the Company. In preparing this Financial Analysis Report, Santander prepared exclusively a financial-economic valuation of the companies. 13. Among the methodologies presented in the Financial Analysis Report for informative and reference purposes, Santander understands that the discounted cash flow (DCF) is the most appropriate methodology to evaluate the Company, since it considers the Cnova and Cnova Brasil’s operational cash flow discounted by its respective cost of capital, based in their respective operational aspects and specificities. In this sense, the risk profile and the cash generation potential of these companies are projected in more detail. Additionally, Santander prepared a valuation analysis based on trading and transaction implied multiples of comparable companies. In order to determine the economic-financial value per share of Cnova and Cnova Brasil, Santander considered the number of shares issued and outstanding as of June 30th, 2016. 14. The base date of the valuation contained in this Financial Analysis Report is June 30th, 2016. 15. The Financial Analysis Report was prepared by Santander based on the information prepared or supplied by the companies and/or discussed with the companies’ representatives, their external advisors and with the Company’s representatives appointed to Santander, as well as other publicly available information, in addition to the projections, estimates and analysis based on Santander’s expertise and experience. 16. The Financial Analysis Report prepared by Santander was based on, among others, the following information or documents that were made available by the Company to Santander until July 29th, 2016, which, jointly with the public information, estimates, projections, business plans, budgets, discussions and other information referred to in the items set forth herein below and utilized in the Financial Analysis Report, are hereinafter jointly referred to as “Information”: (i) audited and consolidated financial statements, republished on July 22nd, 2016, of the companies’ fiscal years ending on December 31st, 2013, December 31st, 2014 and December 31st, 2015 and the financial statements reviewed by an auditor related to the period ended on June 30th, 2016 (the “Reported Financial Statements”); (ii) public information regarding the business sectors in which the companies operate; (iii) Company’s business plan for the fiscal years of 2016 to 2018 prepared and reviewed by the management of the companies and approved by Cnova’s Board of Directors (“Business Plan”); (iv) discussions with the companies’ representatives and external advisors appointed to Santander regarding past performances and expectations for the future of the companies’ business; and (v) Synergies’ Studies, and mentioned above. 17. When preparing the Financial Analysis Report, Santander contemplated other financial and market studies and analyses and considered other aspects it deemed necessary, including the judgment of economic, monetary and market conditions; however, without making any independent verification.

Important Note (cont’d) p.4 18. The demographic, macroeconomic and regulatory Information of the stock markets and markets in which the companies, their controlled and affiliated entities mentioned in the Financial Analysis Report have activities, when not supplied by the companies, were based, among others, in publicly renowned sources, considered trustworthy (sector entities, governmental authorities and specialized publications), and, if applicable, such as the Brazilian Institute of Geography and Statistics (IBGE), Brazilian Central Bank, Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários – CVM), Bloomberg, Thomson Reuters, Economática, Ibbotson and Santander’s Economic Department. 19. Except when otherwise stated, the Financial Analysis Report takes into consideration the financial and accounting conditions of the companies, its controlled and affiliated entities, as reflected on the information received until July 29th, 2016, and therefore any modification in these conditions or in any Information after the present date may impact the results presented herein. Santander is not obliged to, at any time, update, review, correct or restate any information contained in the Financial Analysis Report, or to supply any additional information regarding the Financial Analysis Report. 20. Santander assumes and relies on the correctness, truthfulness, integrity, consistence, sufficiency and precision of all Information, whether disclosed in written form, or by means of discussions with the companies’ representatives and external advisors appointed to Santander, or publicly available, and does not undertake any liability for the correctness, truthfulness, integrity, consistence, sufficiency and precision of the Information, nor regarding the manner in which they were prepared. Santander assumes that all Information supplied to Santander or, in any form, made available by the companies or discussed with the companies’ representatives appointed to Santander are complete, correct and sufficient for the purposes of the Financial Analysis Report, and that, between the date the Information was supplied until the present date, to the best of Santander’s knowledge, there were no material modification in the business, corporate purpose, financial situation, assets, liabilities, business perspectives, commercial transactions or in the number of shares of the companies’ capital stock, as well as there were no other significant events that could potentially impact the Information, or caused the Information to become incorrect or imprecise in any material aspects or that could potentially have a material effect on the results of the Financial Analysis Report. 21. Santander does not assume and did not assume, with the Company’s authorization, responsibility for any independent investigation and did not independently verify, or was solicited to verify, any information that is publicly available or in any form disclosed to Santander, related to the companies, or in any form used in this Financial Analysis Report, including, without limitation, any operational or financial information, provisions, estimates or projections, considered in the companies’ financial valuation, including the Synergies’ Studies. Thus, when preparing this Financial Analysis Report, Santander, with the Company’s authorization, assumed and considered such information, true, precise and complete. Santander did not conduct (i) any valuation of the assets and liabilities (including any contingency, responsibility or off-balance sheet debt) of the companies, their controlled and affiliated entities; (ii) review or due diligence of the companies’ financial statements, their controlled and affiliated entities; (iii) technical due diligence of the companies’ operations, their controlled and affiliated entities; (iv) valuation of the companies, their controlled and affiliated entities’ solvency, according to any legislation related to bankruptcy, insolvency, judicial or extra-judicial recovery or similar issues; or (v) any physical inspection of the real estate properties, installations or assets of the Company, its controlled and affiliated entities.

Important Note (cont’d) p.5 22. Based on the Company’s and its representatives’ statement, Santander adopts the following assumptions: (i) the Company’s financial projections as per the Business Plan that were delivered to Santander by the Company reflects the best existing estimates on the date hereof, and reflects the best judgment of the companies’ management regarding the expectations of the companies’ future performance; and (ii) the estimates and projections that were delivered by the companies to Santander or discussed between Santander and companies’ representatives appointed to Santander, especially those of which the occurrence depend on future and uncertain events (including revenues, expenses, investments, operational profit or net profit projections) were based on the best judgment of the companies’ management. 23. Santander assumed, with your permission, that all governmental or regulatory authorizations, or any necessary and relevant consents regarding the execution of the business plan proposed in this Financial Analysis Report shall be obtained and, that regarding the obtainment of such authorizations and consents, or any alterations, modifications or waiver to any agreements, instruments or order in which the Company or Cnova is part or is subject to or is bound to, no limitation, restriction, term or condition, that would be relevant to our analysis, shall be imposed. 24. Neither Santander, nor any officers, members of the board of directors, employees, consultants, agents, representatives or any other person related to Santander makes nor shall make, expressly or implicitly, any representation, declaration or warranty regarding the completeness, accuracy, veracity, integrity, consistency, sufficiency, reasonableness and precision of the supplied information, including studies, projections or provisions of the companies, or assumptions and estimates in which such projections and predicaments are based on, used for the drafting of the Financial Analysis Report, nor assume any responsibility or obligation to indemnify regarding the content, accuracy, truthfulness, integrality, consistency, sufficiency and precision of such Information, which are of the Company’s full and exclusive responsibility. In this sense, regarding the liabilities and contingencies of Cnova, it is worth mentioning that Santander considered only the amounts duly provisioned for in the Reported Financial Statements as well as the informed balance based on the results of the diligences, provided that it did not consider the possibility of its eventual inaccuracy or insufficiency neither the effects of any judicial claims and/or administrative proceedings (civil, environmental, fiscal, labor, social security or of any other nature) in course involving such Company. 25. To the extent that, as publicly known, Cnova went through an investigation conducted by legal advisors and external accountants hired to ascertain possible irregularities potentially committed in inventory management in its distribution centers in Brazil, Santander made no verification about the potential contingencies arising from such facts and the Financial Analysis Report does not include any analysis in this regard. 26. Santander does not provide nor render services related to due diligence, accounting or legal (including tax, competition or regulatory) and the preparation of the Financial Analysis Report by Santander does not include any service or advice of such nature. 27. Santander is not and shall not be held liable for any direct or indirect losses or losses of profits eventually resulting from the use of the Financial Analysis Report.

Important Note (cont’d) p.6 28. The preparation of financial-economic valuation is a complex process that involves subjective judgments, and is not subject to partial analysis or summarized description. Santander does not attribute specific importance to certain factors contemplated in the Financial Analysis Report, on the contrary, it performed a qualitative analysis of the importance and relevance of the totality of the factors considered herein. Santander reached a final conclusion based on the results of all the analyses made, considered as a whole, and did not come to conclusions based on, or related to, any of the factors or methods individually taken into consideration in the analysis. In this sense, the Financial Analysis Report must be analyzed as a whole and the analysis of selected parts, summaries or specific aspects of the Financial Analysis Report, without the knowledge and analysis of the Financial Analysis Report in its entirety, may result in an incomplete and incorrect understanding of the analysis performed by Santander and the conclusions contained in the Financial Analysis Report. 29. The estimates and projections contemplated in the Financial Analysis Report are intrinsically subject to uncertainties and various events or factors that are beyond control of the Company, as well as of Santander, especially regarding those estimates and projections that depend on future and uncertain events. There is no assurance that the estimates and projections used in the Financial Analysis Report will be effectively achieved. The actual future results may differ significantly from those of the Financial Analysis Report. In this sense, Santander does not undertake any responsibility or obligation to indemnify in any case that the future results are different from the estimates and projections presented in the Financial Analysis Report and does not represent or warrant, in any manner, the above referred estimates and projections. Santander does not undertake any responsibility regarding the referred estimates and projections, including the manner in which these were prepared. 30. Nothing contained herein is, or can be considered as a promise, warranty or representation in relation to the past or future. 31. The role of Santander in preparing this Financial Analysis Report is of an independent advisor, and no statement contained in this document shall create or may be interpreted as establishing a fiduciary relationship between Santander, the Company, Cnova and any of their shareholders, interested third parties or holders of securities issued by the companies. 32. Other valuations of companies and sectors prepared by Santander may treat market assumptions differently from this Financial Analysis Report, and the research department and other departments of Santander and affiliated entities can use in their analyses, reports and publications, different estimates, projections and methodologies than the ones used in the Financial Analysis Report, and such analyses, reports and publications may contain different conclusions than the ones described in the Financial Analysis Report. 33. Santander has provided, directly or through affiliated entities, certain financial services and investment banking services to the Company, its controlled and affiliated entities, as well as to its controlling companies, for which it has received remuneration, continues to provide the aforementioned services and may, at any moment, provide them again. Santander, directly or through affiliated entities, is or may become a creditor of the Company, its controlled or affiliated entities, as well as of its controlling companies, in certain financial transactions, as well as may increase or reduce the volume of the financial transactions with these entities.

Important Note (cont’d) p.7 34. In the ordinary course of business, Santander may provide investment banking services and other financial services to the companies and their affiliates, as well as trade, directly or through affiliated entities, securities issued by the Company, its controlled and affiliate entities, as well as its controlling companies, on its behalf or on behalf of its clients and, consequently, may, at any time, hold equity positions, long or short, of the above mentioned securities. Furthermore, the professionals of its equity research department and other divisions may use in their analysis and publications different operational and market assumptions and different methodologies than then ones used in the preparation of this Financial Analysis Report, in such a way that the research reports and other publications prepared by them may contain different results and conclusions than the ones presented herein. Santander has policies and procedures to preserve the independency of its research analysts, who may have views different than the ones from the investment banking department. Santander also has policies and procedures to preserve the independency between the investment banking and other departments and areas of Santander, including, but not limited to, asset management, proprietary trading desk of securities, debt instruments, and other financial instruments. Other companies related to Santander may also hold, directly or indirectly, through vehicles managed by them, shares or other securities issued by the Company. 35. Santander is not aware of any conflicts of interest that may affect the preparation of the Financial Analysis Report. For the preparation of the Financial Analysis Report, Santander will be remunerated by the Company, regardless the completion of the Reorganization, considering that such remuneration is not based and it does not have any, direct or indirect relation, with the valuation contained herein. 36. Santander declares that the Via Varejo Special Committee, the Board of Directors of the Company, its shareholders and its managers did not lead, interfered, limit, difficult or performed any acts which compromised the access, use or knowledge of information, assets, documents or methodologies relevant for the quality of conclusions contained in this document, nor did it determine or restricted the ability of Santander to determine the methods used to reach the conclusions presented in the Financial Analysis Report or restrict the ability of Santander to determine the conclusions presented in the Financial Analysis Report. 37. Santander will be remunerated by the Company for the services rendered related to the preparation of this Financial Analysis Report. The Company has agreed to indemnify Santander for certain obligations and liabilities that may arise from the preparation of this Financial Analysis Report. 38. Santander declares that it is not a related party, as defined by CVM Resolution n° 642 of October 7th, 2010, to the Company or to its shareholders and managers. 39. Some calculations presented in this Financial Analysis Report may not result in an exact value, due to the rounding of figures.

Table of content 1. Executive summary p.9 2. Cnova Brasil p.8 3. 4. Potential synergies p.65 5. Annexes I. Macroeconomic assumptions p.73 II. Weighted Average Cost of Capital p.75 III. EV – Equity adjustments p.88 IV. Working capital adjustments p.90 V. Discounted Cash Flow of the Holding (Holding Cnova) p.93 VI. Outcome of the Financial Analysis Report p.95 VII. Business Plan vs. 1H16 Results p.98 VIII. Incoming information and interactions with involved parties p.102 This document is a free translation of the “Relatório de Análises Financeiras” (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Section 1 Executive summary P 9

Introduction Initial considerations p.10 According to material fact released on May 11th, 2016 (“Material Fact”), Via Varejo S.A. (“Via Varejo”) informed its shareholders and the market that, on that date, the Company entered into a memorandum of understanding with Cnova N.V. (“Cnova”) and with Cnova Comércio Eletrônico S.A. (“Cnova Brasil”), Cnova’s Brazilian subsidiary, in which they established the preliminary terms and conditions for a potential integration of Cnova Brasil’s business into Via Varejo’s business It was established by the memorandum of understanding that this corporate reorganization, if approved by the competent corporate bodies of the involved parties, will be implemented through the incorporation by Via Varejo of a wholly-owned subsidiary (“HoldCo”), holding the total indirect stake held by Via Varejo in Cnova (corresponding to approximately 22% of Cnova’s capital stock) and an amount within the range from USD 32 million to USD 49 million. After this step, HoldCo shall be merged into Cnova Brasil (“First Merger”) Immediately thereafter, Cnova Brasil will receive part of its own shares held by Cnova via a transaction of capital devolution and the remaining part will be repurchased by Cnova Brasil, so that the capital of Cnova Brasil becomes exclusively held by Via Varejo. Moreover, as per the terms and conditions of the existing loan agreements between Cnova Brasil and Cnova, such event shall trigger the obligation of early repayment in the approximate amount of USD 127 million, which shall be then repaid to Cnova by Via Varejo Thereafter, and as soon as the State of Rio de Janeiro grants the authorization for the transfer of the Cnova Brasil’s differentiated tax regime to Via Varejo, Cnova Brasil shall be merged into Via Varejo (“Second Merger”), concluding the proposed corporate reorganization Via Varejo’s Board of Directors decided to create a special committee (“Via Varejo Special Committee”), which shall issue a recommendation to the Board of Directors regarding the corporate reorganization Via Varejo Special Committee hired Santander with the aim of assisting them in their works and to prepare a financial analysis report (“Financial Analysis Report") consolidating the analysis performed within this scope of work and indicating, based on such analysis, a valuation range of Cnova’s shares and a valuation range for the capital stock of Cnova Brasil The valuation analysis contained in the Financial Analysis Report considered the following methodologies: Discounted Cash Flow (“DCF”) Trading multiples of comparable companies Transaction multiples involving comparable companies

Understanding of the Reorganization p.11 Simplified current structure Via Varejo transfers its 22% stake in Cnova to a new company (HoldCo) 22.5% 54.8% 18.7% Free float 58.7% 22.5% 54.8% 18.7% Free float 58.7% Klein Free float Klein Free float 43.3% 27.3% 29.3% 43.3% 27.3% 29.3% 43.3% 26.2% 21.9% Free float 8.5% 43.3% 26.2% 100.0% HoldCo 21.9% Free float 8.5% Casino’s listed subsidiary Casino’s private subsidiary 98.8% 100.0% Casino’s listed subsidiary Casino’s private subsidiary 98.8% 100.0% Source: Companies

Understanding of the Reorganization (cont’d) p.12 HoldCo is incorporated by Cnova Brasil Cnova NV’s capital devolution + repurchase of Cnova Brasil’s shares + prepayment of debt between related parties 22.5% 54.8% 18.7% Free float 58.7% 22.5% 54.8% 18.7% Free float 58.7% Klein Free float Klein Free float 43.3% 27.3% 29.3% 43.3% 27.3% 29.3% HoldCo + Nova Free float + Cnova Brasil Free float 43.3% 26.2% 21.9% 8.5% 55.5% 33.6% 10.9% Casino’s listed subsidiary Casino’s private subsidiary 98.8% Casino’s listed subsidiary Casino’s private subsidiary 98.8% Source: Companies

Valuation methodologies Description of valuation methodologies used in the Financial Analysis Report p.13 Valuation based on the implied multiples of comparable listed companies Market prices reflect investors' expectations about the future performance of the industry Multiples applied on historical and/or projected results for each one of the companies Simplest and widely used methodology Assumes that the company to be valued presents growth prospects, operating efficiency, capital cost, etc. similar to the selected comparable companies Difficulty to obtain truly comparable companies Relatively small universe of companies affects the quality of the analysis Valuation based on multiples of comparable transactions Reflects factors such as control premium, strategic value and supply/demand Multiples applied on historical and/or projected results for each one of the companies Simplest and widely used methodology Limitation of information about aspects of the transactions such as subjective valuations, synergies, escrow accounts, and payment conditions Reflects market and industry conditions, as well as parties’ positioning and its motivations in the moment of the transaction Difficult to find truly comparable transactions and complete disclosed information Santander favored the Discounted Cash Flow methodology as it believes that such methodology is the one that best captures the future performance of Cnova Brasil and Cnova, in line with best estimates of the management of Cnova

Valuation summary Based on the Discounted Free Cash Flow methodology, Cnova’s equity value was valued at USD 2,122 MM, value obtained by the sum of Cnova Brasil, Cdiscount and Holding (Holding Cnova)’s valuations p.14 Equity Value (USD MM)¹ Cnova Brasil Cdiscount Holding (Holding Cnova) Cnova 0.51x 431 0.92x 1,663 n.a. 28 0.75x 2,122 Discounted Cash Flow² 410 453 1,580 1,746 26 29 2,016 2,228 0.72x 310 0.51x 643 n.a. 28 0.61x 980 Trading Multiples² 294 325 611 675 26 29 931 1,029 1.06x 813 0.68x 979 n.a. 28 0.84x 1,819 Transaction Multiples² 772 854 930 1,028 26 29 1,728 1,910 (1) Exchange rate used: USD/BRL of 3.2763 and EUR/USD of 1.1066 (30-day average as of 07/29/2016) (2) For the multiple analysis, it was considered an adjustment reflecting what would be the implicit debt due to factoring operations. The “EV – Equity” adjustment for the DCF analysis is equivalent to USD 340 MM for Cnova Brasil, USD 206 MM for Cdiscount and USD (127) MM for the Holding (Holding has net cash position), while for the multiple analysis, the adjustment amounts to USD 774 MM for Cnova Brasil, USD 397 MM for Cdiscount and USD (127) MM for the Holding (Holding Cnova) x Implied EV/Sales 2016E

Potential synergies

| p.15 |

Analysis of potential synergies based on FH&F's report and on internal studies conducted by Via Varejo indicate a base value of USD 381 MM

Considerations

FH&F and Via Varejo's estimates

- Consulting firm *M.M. Friedrich, Heilbronn & Fiszer* (FH&F) was retained to identify and quantify the potential synergies resulting from the merger of Cnova Brasil's operation into Via Varejo
- Several potential synergies were identified such as headquarters rationalization, out-of-stock reduction, logistics optimization, among others
- Estimates have been made for the period of 2016 – 2018 until the EBITDA line
- Via Varejo's team, through internal studies, estimates a reduction of approximately 22.3% in the safety inventory level of the inventory related to common items of the combined operation

Santander's estimates

- Santander, through discussions with Via Varejo and Cnova Brasil's management, also estimated additional impacts of potential synergies:
  - Factoring costs over new revenues
  - Impacts on working capital due to additional sales and costs

	FH&F estimates + Inventory reduction			
BRL MM	**2016E**	**2017E**	**2018E**	**Perpetuity**
Net revenue	**205**	**885**	**1,421**	**1,486**
Growth	-	*331.3%*	*60.5%*	*4.5%*
(-) COGS	(197)	(851)	(1,364)	(1,426)
(-) SG&A	20	123	167	175
(=) EBITDA	**28**	**158**	**225**	**235**
EBITDA margin	*13.6%*	*17.8%*	*15.8%*	*15.8%*
(-) Factoring costs	(11)	(43)	(64)	(67)
(=) Adjusted EBITDA	**17**	**115**	**161**	**168**
Adjusted EBITDA margin	*8.2%*	*12.9%*	*11.3%*	*11.3%*
(-) D&A	(0)	(1)	(1)	(1)
(=) Adjusted EBIT	**17**	**114**	**159**	**167**
Adjusted EBIT margin	*8.2%*	*12.9%*	*11.2%*	*11.2%*
(-) Taxes	(6)	(39)	(54)	(57)
(=) NOPLAT	**11**	**75**	**105**	**110**
(+) D&A	0	1	1	1
(+/–) Changes in working capital	307	90	81	22
(-) CAPEX	(2)	(4)	(1)	(1)
(=) FCFF	**316**	**162**	**187**	**132**
(=) NPV FCFF	**303**	**137**	**133**	**675**

Valuation summary

WACC		18.4%
Perpetuity growth (g)[1]		4.5%
NPV – Projected flow	45.9%	573
NPV – Perpetuity	54.1%	675
EqV BRL MM	**100.0%**	**1,248**
Fx rate - USD/BRL (monthly average)[2]		3.28
EqV USD MM		**381**

Sensitivity analysis (USD MM) – Premium to Cnova Brasil WACC

Reduction of common inventory (%)	WACC Cnova Brasil **15.4%**	+10% **16.9%**	+20% **18.4%**	+30% **20.0%**
0.0%	312	275	247	223
22.3%	458	415	381	354

It was considered a 20% premium over Cnova Brasil's WACC for the base scenario of synergies due to execution risk

(1) In BRL nominal terms (assumes zero real growth in perpetuity)
(2) As of 07/29/2016
Source: Bloomberg, Via Varejo, Cnova, FH&F and Santander's estimates

Santander GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Valuation summary Financial analysis of the Reorganization considering scenario with 50% of the synergies p.16 Equity Value (USD MM)¹ Financial analysis of the Reorganization (USD MM)¹ Scenarios 100% of Cnova Brasil 22% of Cnova Cash to pay (receive) A A 20.3% 78.4% 1.3% 4.81 1,663 28 2,122 Standalone 431 465 (34) Cnova Brasil Cdiscount Holding Cnova standalone Base scenario of the Reorganization B 4.81 2,122 123 5.09 2,245 B Considering 50% of FH&F synergies (value increase of Cnova Brasil and Cnova) 554 492 62 Cnova standalone 50% of FH&F synergies Cnova with 50% of FH&F synergies C 4.81 2,122 123 67 5.24 2,312 C Considering 50% of FH&F synergies and 50% of common inventory reduction of Via Varejo and Cnova Brasil (value 622 507 114 Cnova standalone 50% of FH&F synergies 50% of common inventory reduction Cnova with 50% of FH&F synergies and 50% of inventory reduction increase of Cnova Brasil and Cnova) % % of Cnova’s Equity Value # Share Price (1) Exchange ratio used: USD/BRL of 3.2763 and EUR/USD of 1.1066 (30-day average as of 07/29/2016)

Comparison of the valuation vs. terms of the announced Reorganization

| p.17 |

Considering the base scenario, Via Varejo captures more than 50% of the value of potential synergies regardless of the total disbursement announced as per the Material Fact Notice (between USD 159 MM and USD 176 MM)

Cnova Brasil's valuation (USD MM)[1]


431
123
67
622
Máx
557
Min
492
Standalone
50% FH&F synergies
50% common inventory reduction
Total Equity Value

Cnova's valuation (USD MM)[1]


2,122
123
67
2,312
Máx
2,323
Min
2,090
Standalone
50% FH&F synergies
50% common inventory reduction
Total Equity Value

Via Varejo's total disbursement (USD MM)[1]

Total disbursement is the sum of the prepayment intercompany debt[2] plus the additional payment owed by Via Varejo


120
216
269
Máx
176
Min
159
Standalone
FH&F synergies
FH&F synergies and common inventory reduction

Synergy value captured by Via Varejo (USD MM)[1]

Synergy value captured consists of the total disbursement calculated in the Fianncial Analysis Report prepared by Santander subtracted by the total disbursement announced in the Material Fact


247
57
123
23.2%
50.0%
381
110
190
28.8%
50.0%
FH%F synergies
Synergies captured by Via Varejo
FH&F and inventory synergies
Synergies captured by Via Varejo
Considering a total disbursement of USD 159 MM
247
40
123
16.3%
50.0%
381
93
190
24.3%
50.0%
FH%F synergies
Synergies captured by Via Varejo
FH&F and inventory synergies
Synergies captured by Via Varejo
Considering a total disbursement of USD 176 MM

(1) Exchange ratio used: USD/BRL of 3.2763 and EUR/USD of 1.1066 (30-day average as of 07/29/2016)
(2) Intercompany debt of BRL 505 MM considering exchange rate of USD/BRL 3.2763 (USD 154 MM)
Source: Public information and Santander's analysis

Max: maximum point of the range announced in the Material Fact
Min: minimum point of the range announced in the Material Fact

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Section 2 Cnova Brasil I. Overview II. Comparison with main peers III. Valuation a) Discounted Cash Flow b) Trading multiples c) Transaction multiples p.18

Overview p.19 With retail operations and marketplace, Cnova Brazil stands out as one of the largest e-commerce companies in Brazil with 904 million hits in 2015 Overview Founded in 2008, Cnova Brasil started its operations with Pontofrio.com, online electronics retailer and the eHub, providing solutions in e-commerce to third parties Currently has 7 sites in its portfolio – out of which 4 operate as marketplace platform – totaling 904 million hits in 2015, representing a growth of 22.8% when compared to 2014 Shareholding structure Free float Click-&-Collect: 1,300 pickup points, with more than 4,000 employees Marketplace has 2,300 registered vendors, representing 10.8% of GMV¹ in 2015 43.3% 26.2% 21.9% 8.5% Accelerated growth 2008 2010 2012 2015 Beginning of Expansion of Extra.com.br Expansion of operations in the business inaugurates the Click-&- Brazil with the e-commerce Pontofrio.com and eHub with the introduction of 3 new brands Brazilian marketplace Beginning of Barateiro.com’s operation Collect services in Brazil, reaching more than 1,000 pickup points 99.8% 100.0% (1) GMV – Gross Merchandise Value Source:Company

Online stores in operation The company has a portfolio of websites operating in all online market segments. It provides first and second line items, and also operates in the B2B segment, via wholesale and solutions for e-commerce Cnova Brasil’s websites p.20 Traditional brand in the Brazilian market due to physical stores operated Focused on discounted sales of repackaged or minimal damaged Traditional brand in Brazil, launched its marketplace in 2012 Created as an extension of Pontofrio, operated by Via Varejo by Via Varejo Offers more than 30 categories of products online products All products are reviewed and guaranteed by the Also participates in the loyalty program Clube Extra Recognized for its electronic goods and the commercialization of newly launched products Incudes marketplace operations manufacturer Incudes marketplace operations It operates providing services to the online platforms of industries and Brazilian stores (fullcommerce) It offers logistics services, marketing, customer service, etc. Launched in 2014, it offers a line with discount quality products, as well as a marketplace platform It has more than 50,000 products on offer Operates in the online wholesale segment, offering products for small and medium enterprises in the electronics and mobile segments Source:Company

Section 2 Cnova Brasil I. Overview II. Comparison with main peers III. Valuation a) Discounted Cash Flow b) Trading multiples c) Transaction multiples p.21

Cnova Brasil vs. B2W B2W is the most comparable Brazilian company to Cnova Brasil in terms of geographic presence, business segments and marketplace exposure as a % of GMV p.22 2015 Figures Brasil E-commerce with 4 marketplaces and services for online sales platforms E-commerce with 3 marketplaces, services for online sales platforms and financial services BRL 7.7 bi BRL 11.2 bi 18% 26% 57% Cnova¹ BRL 837 mm B2W Others¹ 3.6% + 7.2 p.p. 10.8% 2014 2015 2,300 31% 69% Desktop Mobile device (1) Implicit values calculated from B2W’s market share Source:Companies and public information

Cnova Brasil vs. B2W (cont’d) Despite being true comparable, the two companies have major differences with regards to their business model and, consequently, their operating margins and investment levels Brasil p.23 Annual growth of net sales CAGR 15-18E 8.3% 7% 28% 24% (21%) 13% CAGR 15-18E 7.6% 12% 15% (3%) 2015 2016E 2017E 2018E 2015 2016E 2017E 2018E Gross margin 11% 13% 17% 18% 22% 22% 23% 21% 2015 2016E 2017E 2018E 2015 2016E 2017E 2018E EBITDA¹ margin (6%) (1%) 3% 5% 7% 7% 8% 9% 2015 2016E 2017E 2018E 2015 2016E 2017E 2018E CAPEX as a % of net sales 2% 1% 2% 2% 9% 7% 5% 5% 2015 2016E 2017E 2018E 2015 2016E 2017E 2018E (1) EBITDA used does not consider factoring costs Source:Companies and public information and analysts estimates

Cnova Brasil vs. comparables Comparison of Cnova Brasil’s main financial metrics in relation to other comparable companies in the industry p.24 51% Annual growth of net sales 7% 13% 20% 26% (21%) (3%) 28% 20% 37% 28% 12% 22% 22% 33% 24% 15% 21% 25% 26% 2015 2016E 2017E 2018E Gross margin 33% 35% 36% 37% 22% 22% 23% 21% 11% 13% 13% 15% 17% 16% 18% 16% n.a. n.a. n.a. n.a. 2015 2016E 2017E 2018E EBITDA¹ margin 10% 11% 12% 8% 14% 9% 7% 7% 3% 5% (6%) (1%) (1%) (1%) 0% 1% 2% 1% 3% 2% 2015 2016E 2017E 2018E 9% 7% 4% 4% 3% CAPEX as a % of net sales 5% 4% 5% 4% 2% 1% 1% 1% 2% 2% 1% 1% 2% 1% 1% 2015 2016E 2017E 2018E Brasil (1) EBITDA used does not consider factoring costs Source: Companies and FactSet, as of July 29th, 2016

Section 2 Cnova Brasil I. Overview II. Comparison with main peers III. Valuation a) Discounted Cash Flow b) Trading multiples c) Transaction multiples p.25

Valuation by the Discounted Cash Flow methodology Overview of the criteria used in the valuation p.26 Description The DCF methodology consists in calculating the value of a company as the present value of its future free cash flows, discounted at a rate that represents its weighted average cost of capital (“WACC”) Discounted Cash Flow methodology The DCF valuation is based on the company’s Business Plan For the DCF analysis, Santander used financial projections for the operation of Cnova Brasil: − The free cash flows to the firm were obtained from the Business Plan developed by Cnova’s management for the period between 2016 to 2018 Business Plan (2016-2018) Extrapolation of the Business Plan (2019-2025) o Due to the results of the 1H16, which showed significant distortion when compared to initial projections, Cnova has provided Santander with a revised Business Plan for Cnova Brasil, with new estimates for GMV growth, marketplace representativeness, net revenue and gross margin o For the remainder of the lines projected (i.e. variable expenses, fixed expenses, factoring costs, capex) the same metrics and margins from the initial projections were maintained − For the extrapolation of the Business Plan, that is, the projected cash flow from 2019 to 2025, Santander used market assumptions and drivers of growth consistent with the operation and the Business Plan provided by Cnova for Cnova Brasil In estimating the valuation midpoint, Santander used a discount rate (WACC), in BRL nominal terms, based on market parameters and information from comparable companies to Cnova Brasil The valuation date used for cash flows discounting purposes was June 30th, 2016 Mid-year convention applied Σ Operational Free Cash Flow WACC EV EV – Equity adjustments Equity Value

Discount rate - WACC

WACC in BRL nominal terms

| p.27 |

Cost of equity (Ke)		
Risk free rate	1.9%	- Average return of the 10-year U.S. Treasury Bond (last 12 months)
Market risk premium	7.0%	- Spread between the return of S&P-500 and the return of long-term US Treasury Bond from 1926 to 2014 (Ibbotson 2015)
Unlevered Beta	0.97	- Average of the unlevered betas of comparable companies (5 years weekly)
Income tax rate	34.0%	- Applicable income tax rate in Brazil
Target leverage - D/E	8.3%	- Average leverage of comparable companies
Levered Beta	1.03	- Average of the unlevered betas of comparable companies adjusted by target leverage
Ke, USD Nominal	**9.1%**	
Country risk premium	4.2%	- Brazilian country risk premium considering JPMorgan Brazil EMBI+ (last 12 months)
Ke, USD Nominal Adjusted to Brazil	**13.3%**	
Long term inflation - Brazil	4.5%	- Long-term inflation forecast for Brazil (IMF)
Long term inflation - USA	2.1%	- Long-term inflation forecast for USA (IIMF)
Inflation differential	2.3%	- Differential between long-term inflation forecasts for Brazil and USA
Ke, BRL Nominal	**15.9%**	

Cost of debt (Kd)		
Kd, USD pre-tax	8.4%	
Kd, USD post-tax	**5.5%**	
Inflation differential (%)	2.3%	
Kd, BRL pre-tax	10.8%	- Average anticipation cost projected for the period between 2016 and 2025 (108% of the average CDI of the period)
Kd, BRL post-tax	**7.1%**	

WACC	
Target leverage - E/(D+E)	93.8%
Target leverage - D/(D+E)	6.2%
WACC USD Nominal Adjusted Brazil	**12.9%**
WACC BRL Nominal	**15.4%**

Source: Bloomberg, Ibbotson 2015, IMF and Santander (macroeconomic projections as of 07/29/2016)

Santander GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

| p.28 |

Discounted Cash Flow

Main operating assumptions based on the Business Plan

Assumptions

Brazilian e-commerce market

- Projection of the Brazilian e-commerce market for the Business Plan period was based on estimates from E-bit / Buscapé and Cnova
- For the extrapolation period, by the nature and history of high growth rates in the internet segment in Brazil, projections assume a real growth curve starting in 2019 with a premium over the Brazilian GDP, until converging to the same in 2025

Cnova Brasil's GMV

- GMV growth estimated by Cnova itself in the Business Plan
- For the extrapolation period, GMV was projected based on the assumptions of maintenance of market share for Cnova Brasil's own operations, and an accelerated growth for the marketplace, which explains the gain in market share presented in the projections

Financials – BRL MM


Business Plan
Extrapolation
8%
11%
10%
10%
9%
9%
8%
8%
7%
7%
CAGR 15-25E
8.8%
41,300
44,600
49,506
54,457
59,811
65,463
71,328
77,369
83,541
89,796
96,079
2015
2016E
2017E
2018E
2019E
2020E
2021E
2022E
2023E
2024E
2025E
Brazilian e-commerce market
Growth


Business Plan
Extrapolation
19%
16%
20%
24%
26%
28%
30%
32%
32%
32%
32%
CAGR 15-25E
14.7%
34.5%
8.7%
7,869
754
7,115
7,343
1,221
6,122
10,064
2,400
7,664
12,827
3,500
9,327
15,322
5,077
10,244
18,209
6,996
11,212
21,407
9,190
12,217
24,388
11,136
13,252
26,778
12,469
14,309
29,016
13,636
15,380
31,046
14,590
16,456
2015
2016E
2017E
2018E
2019E
2020E
2021E
2022E
2023E
2024E
2025E
Own operation GMV
Marketplace GMV
Market share

Source: Via Varejo, Cnova, FH&F, E-bit / Buscapé and Santander estimates

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Discounted Cash Flow (cont’d) Main operating assumptions based on the Business Plan p.29 Assumptions Financials – BRL MM Net revenue Net revenue projection assumes Business Plan Extrapolation 28% 24% maintenance of discounts in relation to the GMV for all segments, in accordance with the Business Plan -21% 12% 12% 11% 10% 8% 8% 7% 11,875 12,883 13,879 CAGR 15 -25E 9.1% Marketplace fees in line with the Business Plan of Cnova Brasil 6,231 4,920 6,287 7,773 8,704 9,721 473 685 945 10,803 1,241 1,503 1,683 1,841 1,970 37.4% 82 324 6,149 4,755 5,963 7,301 8,018 8,776 9,562 10,372 11,200 12,038 12,880 7.7% 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Own operation revenue Marketplace revenue Growth Gross profit Projections assume the same margins contained in the Business Plan for all Business Plan Extrapolation 20% 22% 23% 24% 25% 25% 25% CAGR 15 -25E lines of operating costs Margin improvement is explained by an accelerated growth of the marketplace, which presents a gross margin of 100% 11% 13% 17% 18% 1,438 1,746 2,105 2,505 2,875 3,164 3,433 3,673 18.3% 684 629 1,037 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Source: Via Varejo, Cnova, FH&F, E-bit / Buscapé and Santander estimates Gross profit Gross margin

Discounted Cash Flow (cont’d) Main operating assumptions based on the Business Plan p.30 Assumptions Financials – BRL MM Opex Most of the operating expenses, such as Payments, Marketing and IT, were projected as a percentage of GMV General and administrative expenses indexed to inflation (IPCA) Business Plan Extrapolation 25% 23% 14% 14% 14% 11% 9% 8% 7% -22% 1,949 2,102 2,246 CAGR 15 -25E 9.6% 1,082 1,239 1,415 1,607 1,790 107 111 122 127 393 426 456 For fulfillment expenses, projections assume the same percentage of net 901 702 878 358 179 214 255 299 341 374 406 434 421 456 488 revenues of the segments B2C, 217159 286 336 383 344 420 461 505 550 597 644 692 741 wholesales and B2B, as per the Business Plan 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Fulfillment Payment Marketing Technology G&A Growth Factoring costs Factoring costs projected considering a spread of 108% of CDI Business Plan assumes 100% discount of GMV from direct sales (B2C) and marketplace, 33% of GMV from wholesales and only 8.3% of GMV from sales B2B Business Plan assumes an average term of 6 installments – a reduction to 4 installments from 2019 onwards was considered in the projections Business Plan Extrapolation 3.0% 3.6% 3.1% 2.7% 2.3% 1.9% 1.8% 1.7% 1.7% 1.7% 1.7% 487 521 408 449 350 359 354 239 265 308 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E CAGR 15 -25E 8.1% Source: Via Varejo, Cnova, FH&F, E-bit / Buscapé and Santander estimates Factoring costs % of GMV

Discounted Cash Flow (cont’d) Main operating assumptions based on the Business Plan p.31 Assumptions Financials – BRL MM Adjusted EBITDA Business Plan Extrapolation EBITDA adjusted to factoring costs Adjusted EBITDA margin improvement over the projection justified by an n.a. n.a. n.a. 0.1% 1.7% 3.5% 4.7% 5.7% 5.9% 6.1% 6.1% 766 844 906 CAGR 15-25E n.a. accelerated growth of the marketplace 6 148 336 676 510 (456) (338) (149) 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Adjusted EBITDA Adjusted EBITDA margin Depreciation and amortization It was considered a depreciation rate in line with historical figures Business Plan Extrapolation 76% 56% 61% 72% 67% CAGR 15 -25E 49% 52% 44% 41% 51% 46% 77 95 114 135 158 183 n.a. 52 54 54 58 61 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Source: Via Varejo, Cnova, FH&F, E-bit / Buscapé and Santander estimates Depreciation and amortization % of capex

Discounted Cash Flow (cont’d) Main operating assumptions based on the Business Plan p.32 Assumptions Financials – BRL MM Adjusted EBIT Business Plan Extrapolation Adjusted EBIT includes factoring costs Adjusted EBIT margin improvement over the projection is justified by an accelerated growth of the marketplace n.a. n.a. n.a. n.a. 1.0% 2.7% 3.8% 4.7% 4.9% 4.9% 4.9% 562 631 685 723 CAGR 15 -25E n.a. 259 415 87 (508) (392) (202) (52) 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Adjusted EBIT Adjusted EBIT margin Capex Capex projected as 1.7% of net revenue, consistent with the Business Plan provided by the company Business Plan Extrapolation 1.7% 1.4% 1.6% 1.7% 1.7% 1.7% 1.7% 1.7% 1.7% 1.7% 1.7% 255 CAGR 15 -25E 9.1% 106 71 133 102 149 167 185 204 221 238 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Source: Via Varejo, Cnova, FH&F, E-bit / Buscapé and Santander estimates Capex % of net revenue

Discounted Cash Flow (cont’d) Main operating assumptions based on the Business Plan p.33 Assumptions Financials – BRL MM Working capital normalization Working capital position as of 06/30/2016 normalized to the LTM average of 2015 due to the significant distortion between monthly working capital positions (565) (555) (835) (475) (347) (849) (312) (314) (687) (398) (473) (596) Average: (621) Adjust.: 25 (1,645) jan/15 feb/15 mar/15 apr/15 may/15 jun/15 jul/15 aug/15 sep/15 oct/15 nov/15 dec/15 jun/16 Working capital Normalized working capital Working capital variation Normalized working capital projection Business Plan based on the same average collection and payment outstanding periods, and assumes a slight reduction in the average inventory period For the extrapolation period, projections 8.1% 506 Business Plan Extrapolation -1.7% 2.0% 1.8% 0.7% 0.7% 0.6% 0.6% 0.6% 0.6% 0.6% CAGR 15-25E n.a. assume maintenance of same average outstanding periods as of the last year of the Business Plan 123 136 65 65 66 71 80 83 86 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E (85) Source: Via Varejo, Cnova, FH&F, E-bit / Buscapé and Santander estimates Changes in working capital % of net revenue

Discounted Cash Flow (cont’d) DCF valuation summary p.34 Realized Business Plan Business Plan extrapolation BRL MM Jan-Jun 16 Jul-Dec 16 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Perpetuity Net revenue 2,256 2,664 6,287 7,773 8,704 9,721 10,803 11,875 12,883 13,879 14,850 15,821 Growth (21.0%) 27.8% 23.6% 12.0% 11.7% 11.1% 9.9% 8.5% 7.7% 7.0% (-) COGS and SG&A (2,507) (2,486) (6,128) (7,417) (8,197) (9,030) (9,904) (10,791) (11,668) (12,548) (13,423) 6.5% (14,301) (=) EBITDA (252) 178 159 356 507 690 899 1,085 1,215 1,331 1,427 1,520 EBITDA margin (11.2%) 6.7% 2.5% 4.6% 5.8% 7.1% 8.3% 9.1% 9.4% 9.6% 9.6% (-) Factoring costs (101) (163) (308) (350) (359) (354) (388) (408) (449) (487) (521) 9.6% (555) (=) Adjusted EBITDA (353) 15 (149) 6 148 336 510 676 766 844 906 965 Adjusted EBITDA margin (15.6%) 0.6% (2.4%) 0.1% 1.7% 3.5% 4.7% 5.7% 5.9% 6.1% 6.1% (-) D&A (29) (25) (54) (58) (61) (77) (95) (114) (135) (158) (183) 6.1% (195) (=) Adjusted EBIT (382) (10) (202) (52) 87 259 415 562 631 685 723 770 Adjusted EBIT margin (16.9%) (0.4%) (3.2%) (0.7%) 1.0% 2.7% 3.8% 4.7% 4.9% 4.9% 4.9% (-) Taxes - - - (29) (88) (141) (191) (214) (233) (246) 4.9% (262) (=) NOPLAT (10) (202) (52) 57 171 274 371 416 452 477 508 (+) D&A 25 54 58 61 77 95 114 135 158 183 (+/–) Changes in working capital (85) 123 136 65 65 66 71 80 83 86 (-) CAPEX (25) (102) (133) (149) (167) (185) (204) (221) (238) (255) 195 86 (208) (=) FCFF (95) (128) 8 34 147 249 353 411 456 491 581 (=) NPV FCFF (92) (111) 6 22 83 122 150 151 145 136 1,816 (=) FCFF Fiscal credit - - - 9 26 42 57 64 36 - - (=) NPV FCFF Fiscal credit - - - 6 15 21 24 24 11 - - Valuation summary Implied multiples EV sensitivity analysis (USD MM) WACC 15.4% EV / Sales 16E 0.51x WACC Perpetuity growth (g)¹ 6.5% EV / Sales 17E 0.40x 14.4% 14.9% 15.4% 15.9% 16.4% 5.5% 816 756 702 653 609 NPV – Projected flow 24.2% 611 6.0% 860 635 NPV – Fiscal credit 4.0% 101 g 6.5% 909 663 NPV – Perpetuity 71.8% 1,816 Exit multiple (Perpetuity) 7.0% 965 694 EV BRL MM 100.0% 2,528 EV / Sales 0.44x 7.5% 1,029 938 859 790 729 Fx rate - USD/BRL (monthly average)² 3.28 EV USD MM 772 (1) In BRL nominal terms (considers 2.0% real growth in perpetuity) (2) As of 07/29/2016 Source: Bloomberg and Santander estimates

Discounted Cash Flow (cont’d) EV to Equity adjustments p.35 EV – Equity adjustments To arrive at Cnova Brasil’s equity value, the - Fraud provisions (fee of advisors) estimated by Brasil’s equity value was valued at BRL 1,413 MM (USD 431 MM) (1) Exchange rate used: USD/BRL of 3.2763 (30-day average as of 07/29/2016)

Section 2 Cnova Brasil I. Overview II. Comparison with main peers III. Valuation a) Discounted Cash Flow b) Trading multiples c) Transaction multiples p.36

Trading multiples

| p.37 |

Trading multiples of selected comparable companies; analysis based on EV/Sales multiples given the different EBITDA ramp-up profile of Cnova Brasil

Companies		Enteprise Value (LC)	Market Cap	Enteprise Value	EV / Sales			Sales	EV / EBITDA			EBITDA	P / E			EPS
					2016E	2017E	2018E	CAGR 16-18	2016E	2017E	2018E	CAGR 16-18	2016E	2017E	2018E	CAGR
Cnova – Pre Reorganization announcement		1,065	1,349	1,065	0.29x	0.26x	0.23x	11.7%	n.a.	27.3x	9.4x	n.a.	n.a.	n.a.	n.a.	-54.4%
Cnova		2,483	2,162	2,483	0.68x	0.61x	0.54x	11.7%	n.a.	63.7x	22.0x	n.a.	n.a.	n.a.	n.a.	-54.4%
Latin America																
B2W	btow3-br	5,883	4,415	5,883	0.67x	0.60x	0.52x	13.4%	9.4x	7.3x	5.7x	29.1%	n.a.	n.a.	n.a.	-48.1%
Average					**0.67x**	**0.60x**	**0.52x**		**9.4x**	**7.3x**	**5.7x**		**n.a.**	**n.a.**	**n.a.**	
Median					**0.67x**	**0.60x**	**0.52x**		**9.4x**	**7.3x**	**5.7x**		**n.a.**	**n.a.**	**n.a.**	
North America																
Amazon Com	amzn-us	355,423	359,732	355,423	2.60x	2.13x	1.77x	21.3%	23.1x	17.5x	12.4x	36.4%	125.4x	70.6x	43.3x	70.2%
Average					**2.60x**	**2.13x**	**1.77x**		**23.1x**	**17.5x**	**12.4x**		**125.4x**	**70.6x**	**43.3x**	
Median					**2.60x**	**2.13x**	**1.77x**		**23.1x**	**17.5x**	**12.4x**		**125.4x**	**70.6x**	**43.3x**	
Europe																
AO World Plc	ao-gb	593	619	593	0.82x	0.68x	0.54x	23.3%	658.5x	43.1x	18.3x	499.5%	n.a.	178.1x	43.6x	n.a.
Delticom AG	dex-de	189	184	189	0.30x	0.28x	0.26x	8.1%	11.6x	10.0x	9.1x	12.8%	34.6x	26.3x	23.7x	20.7%
SRP Groupe SA	srp-fr	525	607	525	0.97x	0.81x	0.71x	17.0%	17.3x	12.0x	9.4x	35.9%	54.2x	29.2x	22.0x	56.9%
Verkkokauppa.com Oyj	verk-fi	281	302	281	0.73x	0.64x	0.58x	12.4%	18.5x	13.9x	11.1x	28.9%	26.1x	19.9x	15.7x	28.9%
Banzai S.p.A	banz-it	104	120	104	0.40x	0.33x	0.27x	21.8%	n.a.	70.0x	14.8x	n.a.	n.a.	n.a.	236.1x	n.a.
Qliro Group AB	qlro-se	1,708	1,444	1,708	0.36x	0.36x	0.34x	2.6%	58.7x	12.2x	9.9x	143.3%	n.a.	23.8x	16.7x	n.a.
Average [2]					**0.60x**	**0.52x**	**0.45x**		**26.5x**	**23.6x**	**10.9x**		**38.3x**	**24.8x**	**62.8x**	
Median [2]					**0.57x**	**0.50x**	**0.44x**		**17.9x**	**12.2x**	**9.9x**		**34.6x**	**25.0x**	**22.0x**	
Asia																
JD.com Inc.	jd-us	26,415	29,962	26,415	0.69x	0.52x	0.41x	29.0%	63.1x	39.5x	18.7x	83.8%	n.a.	2,913.1x	84.2x	n.a.
Vipshop Holdings	vips-us	8,324	8,344	8,324	1.01x	0.79x	0.66x	23.3%	16.0x	12.2x	9.8x	27.4%	20.0x	14.6x	11.5x	31.6%
Dangdang	dang-us	342	513	342	0.17x	0.14x	n.a.	n.a.	6.1x	3.7x	n.a.	n.a.	15.9x	8.8x	11.1x	19.8%
Average					**0.62x**	**0.48x**	**0.54x**		**28.4x**	**18.5x**	**14.3x**		**17.9x**	**978.8x**	**35.6x**	
Median					**0.69x**	**0.52x**	**0.54x**		**16.0x**	**12.2x**	**14.3x**		**17.9x**	**14.6x**	**11.5x**	
Global average					**1.12x**	**0.93x**	**0.82x**		**21.9x**	**16.7x**	**10.8x**		**60.5x**	**358.1x**	**47.2x**	
Global median					**0.68x**	**0.56x**	**0.53x**		**16.9x**	**12.2x**	**11.2x**		**34.6x**	**25.0x**	**22.0x**	

Discount[3] of 39.2% → 0.41x | 0.37x

BRL MM	2018
Cnova Brasil	
Net revenue	7,773
EBITDA	356
Capex	135
EBITDA margin	*4.6%*
Capex % of net revenue	*1.7%*
Proxy FCF yield %	*2.8%*

BRL MM	2018
B2W	
Net revenue	11,227
EBITDA	1,041
Capex	517
EBITDA margin	*9.3%*
Capex % of net revenue	*4.6%*
Proxy FCF yield %	*4.7%*

(1) Considers the average price of the share of the month prior to the Material Fact in order to calculate the company's Market Cap
(2) Both EV/EBITDA and P/E average and median do not consider AO World Plc because its implied multiples are very different when compared to other comparable players
(3) Applied discount was based on the FCF yield relation between Cnova Brasil/B2W. It considers the year of 2018, on the basis that Cnova Brasil's ramp-up phase should be through by then
Source: Reuters, Bloomberg as of 07/29/2016

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Trading multiples valuation

| p.38 |

Based on the trading multiples methodology, the Equity Value of Cnova Brasil was valued at c. BRL 1.0 bi (USD 0.3 bi)

		Enterprise Value (BRL MM)	Equity Value (BRL MM)[1] Minimum	Mid	Maximum	Implied multiples at mid-point EV / Sales 2016	2017
1 EV / Sales Multiples	2016E	3,277 – 3,356	743	782	821	0.67x	0.53x
	2017E	3,719 – 3,843	1,184	1,247	1,309	0.77x	0.60x
2 EV / Sales Adjusted[2] Multiples	2016E	1,989 – 2,041	(545)	(519)	(493)	0.41x	0.32x
	2017E	2,286 – 2,309	(249)	(237)	(225)	0.47x	0.37x
Average Range (BRL MM)		3,498 – 3,599	964	1,014	1,065	0.72x	0.56x
Average Range (USD MM)[3]		1,068 – 1,099	294	310	325		

Comments

- Methodology based on comparable listed companies
- Enterprise Value is calculated by applying the multiple EV/Sales from selected peers to Cnova Brasil's projected net revenue in the Business Plan
- EV/EBITDA multiples valuation was disregarded in this exercise given that Cnova Brasil has a negative EBITDA in 2016 and only reaches stable margins consistent with its operation from 2022 onwards
- Average range calculated from the average of the EV midpoints of the valuations using non-adjusted EV/Sales multiples
- Assumes a total adjustment from Enterprise Value to Equity Value for Cnova Brasil of BRL 2,534 million[4]

(1) Valuation range by applying a +/- 5% variation to the Equity Value
(2) A 39.2% discount over B2W's EV/Sales multiple was considered
(3) Exchange rate used: USD/BRL of 3.2763 (30-day average as of 07/29/2016)
(4) EV to Equity adjustment details in the Annex III
Source: Santander, Reuters, Bloomberg

Santander GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Section 2 Cnova Brasil I. Overview II. Comparison with main peers III. Valuation a) Discounted Cash Flow b) Trading Multiples c) Transaction Multiples p.39

Transaction multiples Multiples of selected comparable transactions p.40 Date Buyer Target Country % acquired EV (BRL MM) EV / Sales EV / EBITDA May-16 Acionistas B2W B2W Brazil 24.2% 4,864 0.54x 8.0x Mar-16 IFC / Riverwood Capital Netshoes Brazil n.a. n.a. n.a. n.a. Nov-15 Naspers Ltd / Tiger Global Avenida.com Argentina n.a. n.a. n.a. n.a. Sep-14 Naspers Ltd / Tiger Global Avenida.com Argentina n.a. n.a. n.a. n.a. Feb-14 IRSA Propriedades Comerciales Avenida.com Argentina n.a. n.a. n.a. n.a. Jan-14 Lojas Americanas / Tiger Global B2W Brazil n.a. 5,677 0.93x 13.2x Aug-13 Magazine Luiza Campos Floridos Brazil 100.0% 26 1.61x n.a. Sep-09 Naspers Buscapé Brazil 91.0% 613 n.a. n.a. Jan-16 Carrefour Rue du Commerce France n.a. 117 0.09x n.a. Jul-12 Naspers Dante International Romania 70.0% 252 0.69x n.a. Feb-12 Ahold Bol.com Netherlands 100.0% 800 0.99x n.a. Oct-11 Altarea Cogedim Rue du Commerce France 96.0% 327 0.31x 15.4x Apr-11 CDON Group Tretti AB Sweden 97.0% 88 0.76x n.a. Average Brazil 1.03x 10.6x Median Brazil 0.93x 10.6x Average Europe 0.57x 15.4x Median Europe 0.69x 15.4x Global average 0.74x 12.2x Global median 0.73x 13.2x Source: Reuters, Bloomberg, Factset, Santander Equity Research, public information

Transaction multiples valuation

| p.41 |

Based on the transaction multiples methodology, the Equity Value of Cnova Brasil was valued at c. BRL 2.7 bi (USD 0.8 bi)

		Enterprise Value (BRL MM)	Equity Value (BRL MM)[1] Minimum	Mid	Maximum	Implied multiples at mid-point over '16 EV / Sales
EV / Sales Multiples	2015	5,646 – 5,973	3,111	3,275	3,439	1.18x
	2016E	4,485 – 4,690	1,950	2,053	2,156	0.93x
Average Range (BRL MM)		5,065 – 5,332	2,531	2,664	2,797	1.06x
Average Range (USD MM)[2]		1,546 – 1,627	772	813	854	

Comments

- Methodology based on comparable transactions
- Enterprise Value is calculated by applying the multiple EV/Sales from selected comparable transactions to Cnova Brasil's projected net revenue
- EV/EBITDA multiples valuation was disregarded in this exercise given that Cnova Brasil has a negative EBITDA in 2016 and only reaches stable margins consistent with its operation from 2022 onwards
- Average range calculated as the average of the EV midpoints
- Assumes a total adjustment from Enterprise Value to Equity Value for Cnova Brasil of BRL 2.534 milhões[3]

(1) Values range built by applying a +/- 5% variation to the Equity Value
(2) Exchange rate used: USD/BRL of 3.2763 (30-day average as of 07/29/2016)
(3) EV to Equity adjustment details in the Annex III
Source: Santander, Reuters, Bloomberg, Factset, public information

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Section 3 Cdiscount I. Overview II. Comparison with main peers III. Valuation a) Discounted Cash Flow b) Trading multiples c) Transaction multiples p.42

Overview

| p.43 |

Cdiscount is the second largest e-commerce in France, with more than 760 hits in 2015 and over 16 million registered customers

Overview

- Founded in 1999 and currently under Casino, Cdiscount has registered more than 16 million customers since its creation
- It holds operations in France, Senegal, Cameroon, Ivory Coast and Colombia
- The company offers more than 100,000 products in about 40 different categories, in addition to its marketplace, which counts with another 10 million items offered by selected partners
- Cdiscount gives its customers the option of collecting purchased products directly at one of its 18,000 pickup points, which are distributed between its registered partners and hypermarkets from Casino's chain
- The company has a daily average of 900,000 visitors, reaching a peak of 2.5 million visitors in the first day of winter promotion
- It has 2 distribution centers in France, with 100,000 m² available and more than 1,200 employees

Geographic footprint



Shareholding structure


Casino
GPA
viavarejo
Free float
43.3%
26.2%
21.9%
8.5%
Cnova
99.8%
100.0%
Cdiscount
Cnova

Source: Company

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Diversified e-commerce portfolio With 8 online stores and a website focused on marketing services, Cdiscount has operations in 5 countries, with e- commerces related to the health, beauty, décor and electronics segments Company’s websites p.44 Started its operations in1998 Currently offers a wide range of products, in addition to its marketplace Specialized in marketing services for e-commerce Currently holds the leading online retailers as some of its clients French e-commerce launched in 2012 Focused on the sale of furniture and decorative items Launched in 2011 in France, it operates in the online sale of pharmaceutical and health care products It offers its products at competitive prices Online store focused on offering cutting- edge products It has a blog to market unique products of its own brands Launched in 2014 in Colombia, it offers products in several categories, with a focus on electronics Marketplace under development Operating in Ivory Coast since 2014, it counts with a partnership with Bolloré Africa Logistics in the support of its ecommerce platform Started its operations in Senegal in 2014, with the support of Bolloré Africa Logistics Launched in 2014, it operates in Cameroon, offering more than 50,000 products online Counts with the support of Bolloré Africa Logistics Source:Company

Operational highlights

p.45

The company operates more than 200,000 m² of storage area and is able to process more than 125,000 packages per day

Storage capacity

- The company has 3 distribution centers: one in Bordeaux, for light items, another in Blanquefort, dedicated to the storage of wines and spirits, and another one in Saint-Ettiénne, for heavy or bulk items – all together with a total available area of 201,000 m²

Located in Blanquefort, with 5,000 m² for the storage of wines and spirits in general


Paris

Main distribution center, located in Bordeaux, with 110,000 m² and a capacity to process 125,000 packages per day

Located in Saint-Ettiénne, with 86,000 m² for the storage and distribution of heavy items

Main figures

- ✓ More than **1,300** employees
- ✓ **900,000** daily visitors
- ✓ **16 million** registered customers
- ✓ Average daily sales of **30,000**
- ✓ **100,000** different items offered
- ✓ **18,000** pickup points in France
- ✓ Available space for storage of **201,000 m²**
- ✓ Capacity to process more than **125,000** packages per day

Marketplace

- Responsible for 27.5% Cdiscount's GMV in 2015
- Divided into 2 segments to better serve its customers:

le Marché

- ✓ B2C platform – More than 10 million registered offers

CdiscountPRO
PARTENAIRE DES PROFESSIONNELS

- ✓ B2B platform – marketplace with products and services addressed to several businesses

Source: Company

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Section 3 Cdiscount I. Overview II. Comparison with main peers III. Valuation a) Discounted Cash Flow b) Trading multiples c) Transaction multiples p.46

Cdiscount vs. peers Comparison of Cdiscount’s main financial metrics in relation to other comparable companies in the industry p.47 26% 25% 27% Annual growth of net sales 20% 22% 24% 25% 20% 11% 12% 11% 11% 7% 14% 11% 3% 4% 9% 9% 9% 9% (9%) 1% 5% 2015 2016E 2017E 2018E 25% 25% 20% Gross margin 25% 24% 13% 14% 15% 19% 15% 15% 14% 16% 17% 15% 16% 18% 18% 15% 16% n.a. n.a. n.a. n.a. 2015 2016E 2017E 2018E 3% 3% EBITDA¹ margin 3% 4% 3% 1% 2% 5% 3% 3% 4% 5% 3% 3% 3% 2% (1%) (1%) (2%) (3%) 0% 1% 0% (3%) 2015 2016E 2017E 2018E CAPEX as a % of net sales 6% 5% 3% 2% 1% 0% 0% 2% 2% 1% 1% 0% 2% 1% 1% 2% 2% 0% 2% 1% 1% 2% 2% 0% 2015 2016E 2017E 2018E (1) EBITDA used does not consider factoring costs Source: Companies and FactSet, as of July 29th, 2016

Section 3 Cdiscount I. Overview II. Comparison with main peers III. Valuation a) Discounted Cash Flow b) Trading multiples c) Transaction multiples p.48

Valuation by the Discounted Cash Flow methodology Overview of the criteria used in the valuation p.49 Description The DCF methodology consists in calculating the value of a company as the present value of its future free cash flows, discounted at a rate that represents its weighted average cost of capital (“WACC”) Discounted Cash Flow methodology The DCF valuation is based on the company’s Business Plan For the DCF analysis, Santander used financial projections for the operation of Cdiscount: − The free cash flows to the firm were obtained from the Business Plan developed by Cnova’s management for the period between 2016 to 2018 Business Plan (2016-2018) Extrapolation of the Business Plan (2019-2025) − For the extrapolation of the Business Plan, that is, the projected cash flow from 2019 to 2025, Santander used market assumptions and drivers of growth consistent with the operation and the Business Plan provided by Cnova for Cdiscount In estimating the valuation midpoint, Santander used a discount rate (WACC), in BRL nominal terms, based on market parameters and information from comparable companies to Cnova Brasil The valuation date used for cash flows discounting purposes was June 30th, 2016 Mid-year convention applied Σ Operational Free Cash Flow WACC EV EV – Equity adjustments Equity Value

Discount rate - WACC

p.50

WACC in EUR nominal terms

Cost of equity (Ke)		
Risk free rate	1.9%	- Average return of the 10-year U.S. Treasury Bond (last 12 months)
Market risk premium	7.0%	- Spread between the return of S&P-500 and the return of long-term US Treasury Bond from 1926 to 2014 (Ibbotson 2015)
Unlevered Beta	0.73	- Average of the unlevered betas of comparable companies (5 years weekly)
Income tax rate	34.4%	- Applicable income tax rate in France
Target leverage - D/E	2.5%	- Average leverage of comparable companies
Levered Beta	0.74	- Average of the unlevered betas of comparable companies adjusted by target leverage
Ke, USD Nominal	**7.1%**	
Country risk premium	0.7%	- France country risk (last 12 months average of the 10-year France CDS in USD)
Ke, USD Nominal Adjusted to France	**7.8%**	
Long term inflation - France	2.1%	- Long-term inflation forecast for France (IMF)
Long term inflation - USA	2.1%	- Long-term inflation forecast for USA (IMF)
Inflation differential	-0.1%	- Differential between long-term inflation forecasts for France and USA
Ke, EUR Nominal	**7.7%**	

Cost of debt (Kd)		
Kd, USD pre-tax	3.6%	
Kd, USD post-tax	**2.4%**	
Inflation differential (%)	-0.1%	
Kd, EUR pre-tax	3.5%	- Estimated cost of debt for Cdiscount
Kd, EUR post-tax	**2.3%**	

WACC	
Target leverage - E/(D+E)	97.8%
Target leverage - D/(D+E)	2.2%
WACC USD Nominal Adjusted France	**7.7%**
WACC EUR Nominal	**7.6%**

Source: Bloomberg, Ibbotson 2015, IMF and Santander (macroeconomic projections as of 07/29/2016)

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

| p.51 |

Discounted Cash Flow

Main operating assumptions based on the Business Plan

Assumptions

French e-commerce market

- Projection of the French e-commerce market for the Business Plan period was based on the eMarketer's report
- For the extrapolation period, by the nature and history of high growth rates in the internet segment in the world, projections assume a real growth curve starting in 2019 with a premium over the European GDP, until converging to the same in 2025

Cdiscount's GMV

- Cdiscount's total GMV considers the sum of the projected GMVs for France and the other countries where Cdiscount also operates:
  - French GMV projection assumes maintenance of market share for Cdiscount's own operations, and a real growth for the marketplace
  - Assumption of real growth for the GMV of the rest of the countries in which Cdiscount operates

Financials – EUR MM


Business Plan
Extrapolation
8%
8%
7%
8%
8%
8%
7%
6%
5%
4%
CAGR 15-25E
6.6%
35,100
37,900
40,900
43,900
47,213
50,775
54,607
58,207
61,490
64,372
66,775
2015
2016E
2017E
2018E
2019E
2020E
2021E
2022E
2023E
2024E
2025E
French e-commerce market
Growth


Business Plan
Extrapolation
8%
8%
8%
9%
10%
10%
10%
11%
11%
11%
11%
CAGR 15-25E
10.8%
25.5%
18.9%
6.5%
2,742
32
596
2,113
3,107
30
862
2,216
3,515
44
1,068
2,404
4,059
67
1,377
2,614
4,594
94
1,689
2,812
5,190
127
2,039
3,024
5,841
165
2,424
3,252
6,456
206
2,784
3,466
7,006
247
3,098
3,662
7,360
284
3,243
3,834
7,653
312
3,364
3,977
2015
2016E
2017E
2018E
2019E
2020E
2021E
2022E
2023E
2024E
2025E
Own operation GMV
Marketplace GMV France
International GMV
Market share France

Source: Via Varejo, Cnova, FH&F, eMarketer and Santander's estimates

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

| p.52 |

Discounted Cash Flow (cont'd)

Main operating assumptions based on the Business Plan

Assumptions

Net revenue

- Net revenue projection assumes maintenance of discounts in relation to the GMV for all segments, in accordance with the Business Plan
  - Same assumption adopted for both the French and International operations

Gross profit

- We assumed the same margins contained in the Business Plan for all lines of operating costs, for both the French and International operations
- Margin improvement is explained by an accelerated growth of the marketplace, which presents a gross margin of 100%

Financials – EUR MM



Business Plan
Extrapolation
4% 9% 9% 9% 10% 9% 8% 7% 5% 4%
1,765 28 74 1,663
1,841 23 115 1,703
2,000 33 142 1,825
2,178 45 184 1,949
2,384 63 225 2,096
2,611 85 272 2,254
2,858 110 323 2,425
3,093 138 371 2,584
3,308 165 413 2,730
3,480 190 432 2,858
3,622 209 448 2,965
2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E
Own operation revenue
Marketplace revenue
International revenue
Growth

CAGR 15-25E

7.5%

22.4%

19.7%

6.0%



Business Plan
Extrapolation
13% 15% 16% 18% 19% 20% 21% 21% 22% 22% 22%
227 268 327 391 451 518 591 660 722 759 790
2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E
Gross profit
Gross margin

CAGR 15-25E

13.3%

Source: Via Varejo, Cnova, FH&F, eMarketer and Santander's estimates

Santander GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Discounted Cash Flow (cont’d) Main operating assumptions based on the Business Plan p.53 Assumptions Financials – EUR MM Opex Business Plan Extrapolation Most of the operating expenses, such as Payments, Marketing and IT, were projected as a percentage of GMV General and administrative expenses 6% 10% 9% 10% 10% 10% 9% 7% 5% 4% 422 453 477 496 CAGR 15 -25E 7.9% indexed to inflation (CPI) 294 322 354 388 38 39 40 41 41 42 92 99 104 For fulfillment expenses we assumed 231 245 270 56 65 74 84 64 68 71 the same percentage of net revenues of 52 58 20 23 26 30 34 38 41 45 47 49 direct sales 117 133 147 159 172 186 199 211 222 231 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Fulfillment Payment Marketing Technology G&A Growth Factoring costs For the Business Plan period we considered the factoring costs estimated by the company For the extrapolation period, factoring costs were projected as a percentage of the GMV of Cdiscount’s own operations in France International operation does not anticipate receivables Business Plan Extrapolation 0.6% 1.0% 1.0% 0.9% 0.9% 0.9% 0.9% 0.9% 0.9% 0.9% 0.9% 30 32 34 35 23 23 23 25 27 29 13 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E CAGR 15 -25E 10.5% Source: Via Varejo, Cnova, FH&F, eMarketer and Santander‘s estimates Factoring costs % of own operation GMV

Discounted Cash Flow (cont’d) Main operating assumptions based on the Business Plan p.54 Assumptions Financials – EUR MM Adjusted EBITDA Business Plan Extrapolation EBITDA adjusted to factoring costs Adjusted EBITDA margin improvement over the projection justified by an accelerated growth of the marketplace n.a. n.a. 1.7% 3.4% 4.4% 5.3% 6.1% 6.7% 7.2% 7.2% 7.1% 208 237 249 CAGR 15 -25E n.a. 74 104 34 138 174 (17) (0) 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Adjusted EBITDA Adjusted EBITDA margin Depreciation and amortization It was considered a depreciation rate in line with historical figures Business Plan Extrapolation 84% 89% 89% 90% 92% 94% 71% 61% 62% CAGR 15 -25E n.a. 57% 46% 51 40 22 25 30 31 60 64 69 75 80 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Source: Via Varejo, Cnova, FH&F, eMarketer and Santander‘s estimates Depreciation and amortization % of capex

Discounted Cash Flow (cont’d) Main operating assumptions based on the Business Plan p.55 Assumptions Financials – EUR MM Adjusted EBIT Business Plan Extrapolation Adjusted EBIT to consider factoring costs Adjusted EBIT margin improvement over the projection is justified by an accelerated growth of the marketplace n.a. n.a. 0.2% 2.0% 2.7% 43 65 3.3% 4.0% 4.6% 5.1% 5.0% 4.9% 168 174 179 144 114 86 CAGR 15 -25E n.a. 4 (39) (25) 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Capex Capex projected as 1.7% of net revenue, consistent with the Business Plan provided by the company: - 2.3% of net revenue for the French operation Adjusted EBIT Adjusted EBIT margin Business Plan Extrapolation 2.7% 2.4% 2.4% 2.3% 2.3% 2.3% 2.3% 2.3% 2.3% 2.3% 2.3% 72 77 81 56 61 67 CAGR 15 -25E 6.1% - 2.6% of net revenue for the International operation 47 44 48 51 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Source: Via Varejo, Cnova, FH&F, eMarketer and Santander‘s estimates Capex % of net revenue

Discounted Cash Flow (cont’d) Main operating assumptions based on the Business Plan p.56 Assumptions Financials – EUR MM Working capital normalization Working capital position as of 06/30/2016 normalized to the LTM average of 2015 due to the significant distortion between monthly working capital positions (102) (29) (70) (9) (4) (88) (63) (60) (100) (35) (148) (134) Average: (82) Adjust.: (51) (277) jan/15 feb/15 mar/15 apr/15 may/15 jun/15 jul/15 aug/15 sep/15 oct/15 nov/15 dec/15 jun/16 Working capital Normalized working capital Working capital variation Normalized working capital projection, as explained below Business Plan based on the same average collection and payment outstanding periods, and assumes a slight reduction in the average inventory period Business Plan Extrapolation 1.0% 1.2% 1.5% 0.7% 0.4% 0.4% 0.4% 0.4% 0.3% 0.3% 0.2% 29 18 22 16 CAGR 15 -25E n.a. For the extrapolation period, projections assume maintenance of same average outstanding periods as of the last year of the Business Plan Source: Via Varejo, Cnova, FH&F, eMarketer and Santander ‘s estimates 11 11 12 12 11 11 9 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Changes in working capital % of net revenue

Discounted Cash Flow (cont’d) DCF valuation summary p.57 Realized Business Plan Business Plan extrapolation EUR MM Jan-Jun 16 Jul-Dec 16 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Perpetuity Net revenue 858 983 2,000 2,178 2,384 2,611 2,858 3,093 3,308 3,480 3,622 3,713 Growth 4.3% 8.7% 8.9% 9.5% 9.5% 9.5% 8.2% 7.0% 5.2% 4.1% (-) COGS and SG&A (852) (967) (1,943) (2,080) (2,255) (2,447) (2,655) (2,854) (3,039) (3,198) (3,329) 2.5% (3,412) (=) EBITDA 7 16 57 97 129 164 203 239 270 283 293 301 EBITDA margin 0.8% 1.6% 2.9% 4.5% 5.4% 6.3% 7.1% 7.7% 8.1% 8.1% 8.1% (-) Factoring costs (18) (5) (23) (23) (25) (27) (29) (30) (32) (34) (35) 8.1% (36) (=) Adjusted EBITDA (11) 11 34 74 104 138 174 208 237 249 258 265 Adjusted EBITDA margin (1.3%) 1.1% 1.7% 3.4% 4.4% 5.3% 6.1% 6.7% 7.2% 7.2% 7.1% (-) D&A (10) (14) (30) (31) (40) (51) (60) (64) (69) (75) (80) 7.1% (82) (=) Adjusted EBIT (22) (3) 4 43 65 86 114 144 168 174 179 183 Adjusted EBIT margin (2.5%) (0.3%) 0.2% 2.0% 2.7% 3.3% 4.0% 4.6% 5.1% 5.0% 4.9% (-) Taxes - (2) (15) (22) (30) (39) (49) (58) (60) (62) 4.9% (63) (=) NOPLAT (3) 3 28 42 57 75 94 110 114 117 120 (+) D&A 14 30 31 40 51 60 64 69 75 80 (+/–) Changes in working capital 22 29 16 11 11 12 12 11 11 9 (-) CAPEX (28) (48) (51) (56) (61) (67) (72) (77) (81) (85) 82 6 (84) (=) FCFF 4 13 25 37 58 80 98 113 118 121 124 (=) NPV FCFF 4 13 22 30 44 56 63 68 66 63 1,252 (=) FCFF Fiscal credit - 1 8 4 - - - - - - - (=) NPV FCFF Fiscal credit - 1 7 3 - - - - - - - Valuation summary Implied multiples EV sensitivity analysis (USD MM) WACC 7.6% EV / Sales 16E 0.92x WACC Perpetuity growth (g)¹ 2.5% EV / Sales 17E 0.84x 6.6% 7.1% 7.6% 8.1% 8.6% 1.5% 1,986 1,785 1,618 1,476 1,355 NPV – Projected flow 25.3% 427 2.0% 2,164 1,433 NPV – Fiscal credit 0.6% 10 g 2.5% 2,384 1,524 NPV – Perpetuity 74.1% 1,252 Exit multiple (Perpetuity) 3.0% 2,666 1,632 EV EUR MM 100.0% 1,689 EV / Sales 0.67x 3.5% 3,039 2,585 2,242 1,974 1,760 Fx rate - EUR/USD (monthly average)² 1.11 EV USD MM 1,869 (1) In EUR nominal terms (considers 0.5% real growth in perpetuity) (2) As of 07/29/2016 Source: Bloomberg and Santander’s estimates

Discounted Cash Flow (cont’d) EV to Equity adjustments p.58 EV – Equity adjustments Considerations: To arrive at Cdiscount’s equity value, the following adjustments were made: 06/30/2016 Value in EUR MM Value in USD MM¹ Enterprise Value 1,689 1,869 - Other provisions presented in Cdiscount’s MM (USD 1,663 MM) (1) Exchange rate used: EUR/USD of 1.1066 (30-day average as of 07/29/2016)

Section 3 Cdiscount I. Overview II. Comparison with main peers III. Valuation a) Discounted Cash Flow b) Trading multiples c) Transaction multiples p.59

Trading multiples

| p.60 |

Trading multiples of selected comparable companies; analysis based on EV/Sales multiples given the different EBITDA ramp-up profile of Cdiscount

Companies		Enteprise Value (LC)	Market Cap	Enteprise Value	EV / Sales			Sales	EV / EBITDA			EBITDA	P / E			EPS
					2016E	2017E	2018E	CAGR 16-18	2016E	2017E	2018E	CAGR 16-18	2016E	2017E	2018E	CAGR
Cnova – Pre Reorganization announcement		1,065	1,349	1,065	0.29x	0.26x	0.23x	11.7%	n.a.	27.3x	9.4x	n.a.	n.a.	n.a.	n.a.	-54.4%
Cnova		2,483	2,162	2,483	0.68x	0.61x	0.54x	11.7%	n.a.	63.7x	22.0x	n.a.	n.a.	n.a.	n.a.	-54.4%
Latin America																
B2W	btow3-br	5,883	4,415	5,883	0.67x	0.60x	0.52x	13.4%	9.4x	7.3x	5.7x	29.1%	n.a.	n.a.	n.a.	-48.1%
Average					**0.67x**	**0.60x**	**0.52x**		**9.4x**	**7.3x**	**5.7x**		**n.a.**	**n.a.**	**n.a.**	
Median					**0.67x**	**0.60x**	**0.52x**		**9.4x**	**7.3x**	**5.7x**		**n.a.**	**n.a.**	**n.a.**	
North America																
Amazon Com	amzn-us	355,423	359,732	355,423	2.60x	2.13x	1.77x	21.3%	23.1x	17.5x	12.4x	36.4%	125.4x	70.6x	43.3x	70.2%
Average					**2.60x**	**2.13x**	**1.77x**		**23.1x**	**17.5x**	**12.4x**		**125.4x**	**70.6x**	**43.3x**	
Median					**2.60x**	**2.13x**	**1.77x**		**23.1x**	**17.5x**	**12.4x**		**125.4x**	**70.6x**	**43.3x**	
Europe																
AO World Plc	ao-gb	593	619	593	0.82x	0.68x	0.54x	23.3%	658.5x	43.1x	18.3x	499.5%	n.a.	178.1x	43.6x	n.a.
Delticom AG	dex-de	189	184	189	0.30x	0.28x	0.26x	8.1%	11.6x	10.0x	9.1x	12.8%	34.6x	26.3x	23.7x	20.7%
SRP Groupe SA	srp-fr	525	607	525	0.97x	0.81x	0.71x	17.0%	17.3x	12.0x	9.4x	35.9%	54.2x	29.2x	22.0x	56.9%
Verkkokauppa.com Oyj	verk-fi	281	302	281	0.73x	0.64x	0.58x	12.4%	18.5x	13.9x	11.1x	28.9%	26.1x	19.9x	15.7x	28.9%
Banzai S.p.A	banz-it	104	120	104	0.40x	0.33x	0.27x	21.8%	n.a.	70.0x	14.8x	n.a.	n.a.	n.a.	236.1x	n.a.
Qliro Group AB	qlro-se	1,708	1,444	1,708	0.36x	0.36x	0.34x	2.6%	58.7x	12.2x	9.9x	143.3%	n.a.	23.8x	16.7x	n.a.
Average [2]					**0.60x**	**0.52x**	**0.45x**		**26.5x**	**23.6x**	**10.9x**		**38.3x**	**24.8x**	**62.8x**	
Median [2]					**0.57x**	**0.50x**	**0.44x**		**17.9x**	**12.2x**	**9.9x**		**34.6x**	**25.0x**	**22.0x**	
Asia																
JD.com Inc.	jd-us	26,415	29,962	26,415	0.69x	0.52x	0.41x	29.0%	63.1x	39.5x	18.7x	83.8%	n.a.	2,913.1x	84.2x	n.a.
Vipshop Holdings	vips-us	8,324	8,344	8,324	1.01x	0.79x	0.66x	23.3%	16.0x	12.2x	9.8x	27.4%	20.0x	14.6x	11.5x	31.6%
Dangdang	dang-us	342	513	342	0.17x	0.14x	n.a.	n.a.	6.1x	3.7x	n.a.	n.a.	15.9x	8.8x	11.1x	19.8%
Average					**0.62x**	**0.48x**	**0.54x**		**28.4x**	**18.5x**	**14.3x**		**17.9x**	**978.8x**	**35.6x**	
Median					**0.69x**	**0.52x**	**0.54x**		**16.0x**	**12.2x**	**14.3x**		**17.9x**	**14.6x**	**11.5x**	
Global average					**1.12x**	**0.93x**	**0.82x**		**21.9x**	**16.7x**	**10.8x**		**60.5x**	**358.1x**	**47.2x**	
Global median					**0.68x**	**0.56x**	**0.53x**		**16.9x**	**12.2x**	**11.2x**		**34.6x**	**25.0x**	**22.0x**	

Discount[3] of 24.2% → 0.45x | 0.39x

(1) Considers the average price of the share of the month prior to the Material Fact in order to calculate the company's Market Cap
(2) Both EV/EBITDA and P/E average and median do not consider AO World Plc because its implied multiples are very different when compared to other comparable players
(3) Applied discount was based on the FCF yield relation between Cdiscount and its European peers
Source: Reuters, Bloomberg as of 07/29/2016

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Trading multiples valuation

| p.61 |

Based on the trading multiples methodology, the Equity Value of Cdiscount was valued at c. EUR 580 MM (USD 645 MM)

		Enterprise Value (EUR MM)	Equity Value (EUR MM)[1] Minimum	Mid	Maximum	Implied multiples at mid-point EV / Sales 2016	2017
1 EV / Sales Multiples	2016E	1,066 – 1,140	707	744	781	0.60x	0.55x
	2017E	1,001 – 1,069	643	676	710	0.56x	0.52x
2 EV / Sales Adjusted[2] Multiples	2016E	812 – 860	453	477	501	0.45x	0.42x
	2017E	764 – 806	405	426	447	0.43x	0.39x
Average Range (EUR MM)		911 – 969	552	581	610	0.51x	0.47x
Average Range (USD MM)[3]		1,008 – 1,072	611	643	675		

Comments

- Methodology based on comparable listed companies
- Enterprise Value is calculated by applying the multiple EV/Sales from selected peers to Cdiscount's projected net revenue
- EV/EBITDA multiples valuation was disregarded in this exercise given that Cdiscount has a CAGR 2016E-18E extremely high (107% vs. 25.9% average of the European players) due to its very low EBITDA in 2016
- Average range calculated from the average of the EV midpoints of the valuations using non-adjusted EV/Sales multiples
- Assumes a total adjustment from Enterprise Value to Equity Value for Cdiscount of EUR 359 million[4]

(1) Values range built by applying a +/- 5% variation to the Equity Value
(2) A 24.2% discount over EV/Sales multiples of European peers was applied
(3) Exchange rate used: EUR/USD of 1.1066 (average of the previous month as of 07/29/2016)
(4) EV to Equity adjustment details in the Annex III
Source: Santander, Reuters, Bloomberg

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Section 3 Cdiscount I. Overview II. Comparison with main peers III. Valuation a) Discounted Cash Flow b) Trading multiples c) Transaction multiples p.62

Transaction multiples Multiples of selected comparable transactions p.63 Date Buyer Target Country % acquired EV (BRL MM) EV / Sales EV / EBITDA May-16 Acionistas B2W B2W Brazil 24.2% 4,864 0.54x 8.0x Mar-16 IFC / Riverwood Capital Netshoes Brazil n.a. n.a. n.a. n.a. Nov-15 Naspers Ltd / Tiger Global Avenida.com Argentina n.a. n.a. n.a. n.a. Sep-14 Naspers Ltd / Tiger Global Avenida.com Argentina n.a. n.a. n.a. n.a. Feb-14 IRSA Propriedades Comerciales Avenida.com Argentina n.a. n.a. n.a. n.a. Jan-14 Lojas Americanas / Tiger Global B2W Brazil n.a. 5,677 0.93x 13.2x Aug-13 Magazine Luiza Campos Floridos Brazil 100.0% 26 1.61x n.a. Sep-09 Naspers Buscapé Brazil 91.0% 613 n.a. n.a. Jan-16 Carrefour Rue du Commerce France n.a. 117 0.09x n.a. Jul-12 Naspers Dante International Romania 70.0% 252 0.69x n.a. Feb-12 Ahold Bol.com Netherlands 100.0% 800 0.99x n.a. Oct-11 Altarea Cogedim Rue du Commerce France 96.0% 327 0.31x 15.4x Apr-11 CDON Group Tretti AB Sweden 97.0% 88 0.76x n.a. Average Brazil 1.03x 10.6x Median Brazil 0.93x 10.6x Average Europe 0.57x 15.4x Median Europe 0.69x 15.4x Global average 0.74x 12.2x Global median 0.73x 13.2x Source: Reuters, Bloomberg, Factset, Santander Equity Research, public information

Transaction multiples valuation

| p.64 |

Based on the transaction multiples methodology, the Equity Value of Cdiscount was valued at c. EUR 0.9 bi (USD 1.0 bi)

		Enterprise Value (EUR MM)	Equity Value (EUR MM)[1] Minimum	Mid	Maximum	Implied multiples at mid-point over '16 EV / Sales
EV / Sales Multiples	2015	1,174 – 1,260	815	858	901	0.66x
	2016E	1,224 – 1,315	865	911	956	0.69x
Average Range (EUR MM)		1,199 – 1,287	840	884	929	0.68x
Average Range (USD MM)[2]		1,327 – 1,425	930	979	1,028	

Comments

- Methodology based on comparable transactions
- Enterprise Value is calculated by applying the multiple EV/Sales from selected comparable transactions to Cdiscount's projected net revenue
- Average range calculated as the average of the EV midpoints
- Assumes a total adjustment from Enterprise Value to Equity Value for Cdiscount of EUR 359 million[3]

(1) Values range built by applying a +/- 5% variation to the Equity Value
(2) Exchange rate used: EUR/USD of 1.1066 (average of the previous month as of 07/29/2016)
(3) EV to Equity adjustment details in the Annex III
Source: Santander, Reuters, Bloomberg, Factset, public information

Santander GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

p.65 Section 4 Potential synergies

p.66

Potential synergies

Summary of potential synergies resulting from the incorporation of Cnova Brasil's operation by Via Varejo

Considerations

- Consulting firm M.M. Friedrich, Heilbronn & Fiszer (FH&F) was retained to identify and quantify the potential synergies resulting from the incorporation of Cnova Brasil's operation by Via Varejo
- Several potential synergies were identified such as headquarters rationalization, out-of-stock reduction, logistics optimization, among others
- Estimates have been made for the period of 2016 – 2018 until the EBITDA line
- FH&F assumed a ramp-up curve for each one of the identified synergies
  - As the transaction will be concluded only in the second half of 2016, we estimated a more conservative ramp-up curve than FH&F for the year of 2016[1]
- Via Varejo's team, through internal studies, estimates a reduction of its current stock level due to the reduction in the safety stock levels of the common items between VV and Cnova Brasil in markets where there is such overlap (SP and RJ mainly)
  - Common stock of the two companies represents 73.3% of the current stock of VV
  - VV keeps c. 53.6% of safety stock
  - The company estimates a reduction of 22.3% in the current safety stock level of the common items with Cnova Brasil
- Santander, through discussions with Via Varejo and Cnova Brasil's management, also estimated additional impacts of potential synergies:
  - Factoring costs over new revenues
  - Impacts on working capital due to additional sales and costs

Overview of potential synergies

Logistic rationalization	▪ Integration of the logistics operation of the two companies, enabling the optimization of the use of trucks and carriers, renegotiation of contracts considering new consolidated volume, FOB to inbound flows, optimization of DCs operation reducing rental costs
Kiosk introduction in VV stores	▪ Kiosk introduction in Via Varejo's stores, offering products not available in the stores to customers ▪ Sales of additional services such as extended warranty, private label cards, among others
Click & Collect development	▪ Increase from 419 to 650 pickup points for all products, generating additional sales
Out-of-stock reduction	▪ Out-of-stock reduction due to an integrated inventory planning between the companies, ensuring a better product mix according to market demand
Omnichannel advertising	▪ Omnichannel advertising strategy without additional advertising costs ▪ Cnova would benefit from television advertisements from Via Varejo ▪ Via Varejo would benefit from online advertising through Cnova's websites
Cross-border sales loss	▪ Cnova would not benefit from cross-border sales to international suppliers, losing current existing synergy with Cdiscount ▪ Only de-synergy estimated by FH&F as a result of the transaction
Customer litigation costs decrease	▪ Logistical improvements to reduce litigation costs from 2017 onwards
Headquarters rationalization	▪ Optimization of the company's headcount, reducing personnel expenses
Reduction of VV's current stock level	▪ Potential reduction of c. 8.75% of the current stock level of Via Varejo due to a better planning of the combined operation, eliminating inventory oversizing

(1) Estimate 50% more conservative for the ramp-up percentage in2016
Source: Via Varejo, Cnova, FH&F and Santander

Santander GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Potential synergies (cont'd)

p.67

Summary of the main assumptions used to quantify the synergies resulting from the incorporation of Cnova Brasil's operation by Via Varejo, and their impact on Via Varejo's cash flow after the Reorganization

Assumptions

Logistic rationalization

- It is estimated that currently the company has a total cost of BRL 716 MM (base date 2016) related to logistics and rentals of DCs that could be optimized with the integration of Cnova Brasil's operation by Via Varejo
- Assumes a reduction of 12 – 16% of such expenses, assuming a ramp-up curve of 21% in 2016, 76% in 2017 and 100% in 2018

Kiosk introduction in VV stores

- Incremental sales for VV estimated at BRL 665 MM, BRL 450 MM and BRL 450 MM for the period 2016-2018 (potential amounts before the expected ramp-up effect of 9%, 50% and 100%)
- Assumes that Kiosks would also generate additional services sales
  - General services sales rate: 9%
  - Kiosks conversion rate: 60%
- Average margin of 4.7% for the period 2016-2018
- Capex of 5K per store to equip them with tablets
  - 996 stores
  - Depreciation rate of 20% and maintenance capex equivalent to depreciation

Impacts on the cash flow of the combined company

BRL MM	2016E	2017E	2018E
Net revenues	**-**	**-**	**-**
(-) COGS	-	-	-
(-) SG&A	20	79	109
(=) EBITDA	**20**	**79**	**109**
(-) Factoring costs	-	-	-
(=) Adjusted EBITDA	**20**	**79**	**109**
(-) D&A	-	-	-
(=) Adjusted EBIT	**20**	**79**	**109**
(-) Taxes	(7)	(27)	(37)
(=) NOPLAT	**13**	**52**	**72**
(+) D&A	-	-	-
(+/–) Changes in working capital	-	-	-
(-) CAPEX	-	-	-
(=) FCFF	**13**	**52**	**72**

BRL MM	2016E	2017E	2018E
Net revenues	**119**	**237**	**474**
(-) COGS	(114)	(225)	(451)
(-) SG&A	-	-	-
(=) EBITDA	**5**	**12**	**23**
(-) Factoring costs	(6)	(12)	(21)
(=) Adjusted EBITDA	**(1)**	**0**	**2**
(-) D&A	(0)	(1)	(1)
(=) Adjusted EBIT	**(2)**	**(0)**	**1**
(-) Taxes	1	0	(0)
(=) NOPLAT	**(1)**	**(0)**	**0**
(+) D&A	0	1	1
(+/–) Changes in working capital	8	7	15
(-) CAPEX	(2)	(4)	(1)
(=) FCFF	**5**	**4**	**16**

Source: Via Varejo, Cnova, FH&F and Santander

Santander GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

p.68

Potential synergies (cont'd)

Summary of the main assumptions used to quantify the synergies resulting from the incorporation of Cnova Brasil's operation by Via Varejo, and their impact on Via Varejo's cash flow after the Reorganization

Assumptions

Click & Collect development

- Additional sales estimated at 5% for Cnova Brasil
- Assumes that increasing the number of pickup points also generates additional services sales
  - General services sales rate: 9%
  - Click & Collect conversion rate: 30%
- Ramp-up curve of 10%, 60% and 100%
- Average margin of 4.0% for the period 2016-2018

Out-of-stock reduction

- In 2015 the company presented approximately 17% of out-of-stock events for their top 350 SKUs (c. 50% of sales)
- FH&F assumes that potential synergies would bring this level to 9%, which would generate 4.2% of additional sales for Cnova Brasil
- Ramp-up curve of 17% for 2016 and 100% for the following years
- Average margin of 3.0% for the period 2016-2018

Impacts on the cash flow of the combined company

BRL MM	2016E	2017E	2018E
Net revenues	**25**	**194**	**399**
(-) COGS	(24)	(186)	(384)
(-) SG&A	-	-	-
(=) EBITDA	**1**	**8**	**15**
(-) Factoring costs	(1)	(9)	(18)
(=) Adjusted EBITDA	**(0)**	**(2)**	**(3)**
(-) D&A	-	-	-
(=) Adjusted EBIT	**(0)**	**(2)**	**(3)**
(-) Taxes	0	1	1
(=) NOPLAT	**(0)**	**(1)**	**(2)**
(+) D&A	-	-	-
(+/–) Changes in working capital	2	11	14
(-) CAPEX	-	-	-
(=) FCFF	**1**	**10**	**12**

BRL MM	2016E	2017E	2018E
Net revenues	**34**	**267**	**330**
(-) COGS	(33)	(260)	(321)
(-) SG&A	-	-	-
(=) EBITDA	**1**	**8**	**10**
(-) Factoring costs	(2)	(13)	(15)
(=) Adjusted EBITDA	**(1)**	**(5)**	**(5)**
(-) D&A	-	-	-
(=) Adjusted EBIT	**(1)**	**(5)**	**(5)**
(-) Taxes	0	2	2
(=) NOPLAT	**(0)**	**(4)**	**(3)**
(+) D&A	-	-	-
(+/–) Changes in working capital	2	16	4
(-) CAPEX	-	-	-
(=) FCFF	**2**	**12**	**1**

Source: Via Varejo, Cnova, FH&F and Santander

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Potential synergies (cont'd)

p.69

Summary of the main assumptions used to quantify the synergies resulting from the incorporation of Cnova Brasil's operation by Via Varejo, and their impact on Via Varejo's cash flow after the Reorganization

Assumptions

Omnichannel advertising

- Omnichannel advertising would generate an increase of 0.5% in Via Varejo's sales, and an increase of 1.5% in Cnova Brasil's sales
- Ramp-up curve estimated at 17% for the year of 2016 and 100% for 2017 and 2018
- Average margin of 6.3% for the period 2016-2018

Cross-border sales loss

- It is estimated that the company currently has an annual revenue of c. BRL 4.3 MM from cross-border sales to international suppliers
- Ramp-up curve estimated at 16.7% in 2016 (only 2 months of the year) and 100% for the following years

Impacts on the cash flow of the combined company

BRL MM	2016E	2017E	2018E
Net revenues	**27**	**192**	**223**
(-) COGS	(25)	(180)	(208)
(-) SG&A	-	-	-
(=) EBITDA	**2**	**12**	**14**
(-) Factoring costs	(1)	(9)	(10)
(=) Adjusted EBITDA	**0**	**3**	**4**
(-) D&A	-	-	-
(=) Adjusted EBIT	**0**	**3**	**4**
(-) Taxes	(0)	(1)	(1)
(=) NOPLAT	**0**	**2**	**3**
(+) D&A	-	-	-
(+/–) Changes in working capital	2	10	2
(-) CAPEX	-	-	-
(=) FCFF	**2**	**12**	**5**

BRL MM	2016E	2017E	2018E
Net revenues	**(1)**	**(5)**	**(5)**
(-) COGS	-	-	-
(-) SG&A	-	-	-
(=) EBITDA	**(1)**	**(5)**	**(5)**
(-) Factoring costs	0	0	0
(=) Adjusted EBITDA	**(1)**	**(5)**	**(5)**
(-) D&A	-	-	-
(=) Adjusted EBIT	**(1)**	**(5)**	**(5)**
(-) Taxes	0	2	2
(=) NOPLAT	**(0)**	**(3)**	**(3)**
(+) D&A	-	-	-
(+/–) Changes in working capital	0	0	0
(-) CAPEX	-	-	-
(=) FCFF	**(0)**	**(3)**	**(3)**

Source: Via Varejo, Cnova, FH&F and Santander

Santander GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Potential synergies (cont'd)

p.70

Summary of the main assumptions used to quantify the synergies resulting from the incorporation of Cnova Brasil's operation by Via Varejo, and their impact on Via Varejo's cash flow after the Reorganization

Assumptions

Customer litigation costs decrease

- It is estimated that nowadays, the company incurs approximately BRL 50MM per year with litigation-related costs
- Assumes a reduction of 50% of such expenses from 2017 onwards

Headquarters rationalization

- It is estimated that the company will save up to 20% in its personnel expenses
- Labor expenses were estimated at BRL 116MM for the year of 2015
- Ramp-up curve of 6% for 2016 an 100% for the following years
- Assumes restructuring costs of BRL 2MM for 2016 and BRL 7 MM for 2017

Impacts on the cash flow of the combined company

BRL MM	2016E	2017E	2018E
Net revenues	-	-	-
(-) COGS	-	-	-
(-) SG&A	-	25	31
(=) EBITDA	-	25	31
(-) Factoring costs	-	-	-
(=) Adjusted EBITDA	-	25	31
(-) D&A	-	-	-
(=) Adjusted EBIT	-	25	31
(-) Taxes	-	(9)	(11)
(=) NOPLAT	-	17	21
(+) D&A	-	-	-
(+/–) Changes in working capital	-	-	-
(-) CAPEX	-	-	-
(=) FCFF	-	17	21

BRL MM	2016E	2017E	2018E
Net revenues	-	-	-
(-) COGS	-	-	-
(-) SG&A	(1)	19	27
(=) EBITDA	(1)	19	27
(-) Factoring costs	-	-	-
(=) Adjusted EBITDA	(1)	19	27
(-) D&A	-	-	-
(=) Adjusted EBIT	(1)	19	27
(-) Taxes	0	(7)	(9)
(=) NOPLAT	(0)	13	18
(+) D&A	-	-	-
(+/–) Changes in working capital	-	-	-
(-) CAPEX	-	-	-
(=) FCFF	(0)	13	18

Source: Via Varejo, Cnova, FH&F and Santander

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Potential synergies (cont’d) p.71 Summary of the main assumptions used to quantify the synergies resulting from the incorporation of Cnova Brasil’s operation by Via Varejo, and their impact on Via Varejo’s cash flow after the Reorganization Assumptions Reduction of VV’s current stock level Via Varejo’s team, through internal studies, estimates a reduction of its current stock level due to the reduction in the safety stock levels of the common items between VV and Cnova Brasil in markets where there is such overlap (SP and RJ mainly) - Common stock of the two companies represents 73.3% of the current stock of VV - VV keeps c. 53.6% of safety stock - The company estimates a reduction of 22.3% in the current safety stock level of the common items with Cnova Brasil Source: Via Varejo, Cnova, FH&F and Santander Impacts on the cash flow of the combined company BRL MM 2016E 2017E 2018E Net revenues - - - (-) COGS - - - (-) SG&A - - - (=) EBITDA - - - (-) Factoring costs - - - (=) Adjusted EBITDA - - - (-) D&A - - - (=) Adjusted EBIT - - - (-) Taxes - - - (=) NOPLAT - - - (+) D&A - - - (+/–) Changes in working capital 293 44 46 (-) CAPEX - - - (=) FCFF 293 44 46

Potential synergies (cont'd)

| p.72 |

Net present value of the additional cash flows generated by the potential synergies estimated by FH&F, Via Varejo and Santander

	FH&F estimates + Inventory reduction			
BRL MM	**2016E**	**2017E**	**2018E**	**Perpetuity**
Net revenues	**205**	**885**	**1,421**	**1,486**
Growth	-	*331.3%*	*60.5%*	*4.5%*
(-) COGS	(197)	(851)	(1,364)	(1,426)
(-) SG&A	20	123	167	175
(=) EBITDA	**28**	**158**	**225**	**235**
EBITDA margin	*13.6%*	*17.8%*	*15.8%*	*15.8%*
(-) Factoring costs	(11)	(43)	(64)	(67)
(=) Adjusted EBITDA	**17**	**115**	**161**	**168**
Adjusted EBITDA margin	*8.2%*	*12.9%*	*11.3%*	*11.3%*
(-) D&A	(0)	(1)	(1)	(1)
(=) Adjusted EBIT	**17**	**114**	**159**	**167**
Adjusted EBIT margin	*8.2%*	*12.9%*	*11.2%*	*11.2%*
(-) Taxes	(6)	(39)	(54)	(57)
(=) NOPLAT	**11**	**75**	**105**	**110**
(+) D&A	0	1	1	1
(+/–) Changes in working capital	307	90	81	22
(-) CAPEX	(2)	(4)	(1)	(1)
(=) FCFF	**316**	**162**	**187**	**132**
(=) NPV FCFF	**303**	**137**	**133**	**675**

Valuation summary		
WACC[1]		18.4%
Perpetuity growth (g)[2]		4.5%
NPV – Projected flow	45.9%	573
VPL – Perpetuity	54.1%	675
EqV BRL MM	**100.0%**	**1,248**
Fx rate - USD/BRL (monthly average)[3]		3.28
EqV USD MM		**381**

Sensitivity analysis (USD MM) - Premium WACC Cnova Brasil

Reduction of Common inventory (%)	WACC Cnova Brasil	+10%	+20%	+30%
	15.4%	**16.9%**	**18.4%**	**20.0%**
0.0%	312	275	247	223
22.3%	458	415	381	354

(1) It was considered a 20% premium over Cnova Brasil's WACC for the base scenario of synergies due to execution risk
(2) In BRL nominal terms (assumes zero real growth in perpetuity)
(3) As of 07/29/2016
Source: Bloomberg, Via Varejo, Cnova, FH&F and Santander's estimates

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Annexes I. Macroeconomic assumptions II. Weighted Average Cost of Capital III. EV – Equity adjustments IV. Working capital adjustments V. Discounted Cash Flow of the Holding (Holding Cnova) VI. Outcome of the Financial Analysis Report VII. Business Plan vs. 1H16 Results VIII. Incoming information and interactions with involved parties p.73

Macroeconomic assumptions Main macroeconomic assumptions Macroeconomic assumptions p.74 Macroeconomic projections 2014 2015 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E Brazil PIB 0.1% -3.8% -3.2% 1.1% 2.1% 2.3% 2.4% 2.4% 2.4% 2.4% 2.4% 2.4% IPCA 6.4% 10.7% 7.2% 5.3% 4.8% 4.6% 4.5% 4.5% 4.5% 4.5% 4.5% 4.5% IGP-M 3.7% 10.5% 8.6% 5.7% 5.2% 4.9% 4.7% 4.7% 4.7% 4.7% 4.7% 4.7% Selic (end of period)¹ 11.8% 14.3% 13.5% 11.1% 10.4% 10.0% 9.8% 9.2% 8.5% 8.5% 8.5% 8.5% Selic (average)¹ 10.9% 13.3% 14.1% 11.9% 10.6% 10.1% 9.9% 9.1% 8.4% 8.4% 8.4% 8.4% Europe Eurozone inflation -0.2% 0.2% 1.2% 1.6% 1.8% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% Eurozone real growth 0.9% 1.6% 2.0% 2.0% 1.7% 1.7% 1.7% 1.7% 1.7% 1.7% 1.7% 1.7% USA inflation 1.6% 2.1% 1.9% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% USA real growth 2.4% 2.4% 2.8% 3.0% 3.4% 3.4% 3.4% 3.4% 3.4% 3.4% 3.4% 3.4% (1) Selic projection assumes a normalization of the interest rate based on market reports (Focus only projects until 2020) Source: BACEN (Focus report as of July 29th, 2016), IMF, Santander’s macroeconomic team projections and analysts reports

Annexes I. Macroeconomic assumptions II. Weighted Average Cost of Capital III. EV – Equity adjustments IV. Working capital adjustments V. Discounted Cash Flow of the Holding (Holding Cnova) VI. Outcome of the Financial Analysis Report VII. Business Plan vs. 1H16 Results VIII. Incoming information and interactions with involved parties p.75

Weighted Average Cost of Capital | Cnova Brasil Weighted Average Cost of Capital (WACC) p.76 Description The WACC is determined as the weighted average of the company costs of equity and debt We estimate the WACC of the company reflecting the country risk, the cost of debt, and borrowing capacity in order to determine an optimal capital structure Such costs are weighted by the respective proportion of equity and debt of the company’s capital structure, according to the following formula: æ E ö æ D ö D : Net Debt Amount WACC = ç ÷ × Ke + ç ÷ × Kd E : Equity Amount è D + E ø è D + E ø Ke : Cost of Equity Kd : Cost of Debt Our calculations of cost of equity are derived from the CAPM formula: Ke = Rf + β × (Rm - Rf) + Z Ke : Cost of Equity Rf : Risk Free Rate Rm – Rf : Market Risk Premium ß : Estimated beta for the non-diversifiable risk of a company measured by the correlation of its return versus market return Z : Country Risk Source: Santander

Weighted Average Cost of Capital | Cnova Brasil (cont’d) Risk free rate (Rf) Risk free rate (Rf) p.77 We believe the yield of the American government bond is the best estimate for the risk-free rate return in US-dollars. We use the 10-year US-Treasury Bond because: – It is a fixed income security whose long-term yield reflects investors' expectations about future expected returns – The 10-year Bond, unlike short-term rates, it is not used as an instrument of monetary policy – Its yield is less affected by changes in expected inflation than the 30-year T-Bond Reference date: July 29th, 2016 In the 12 months previous to the reference date, the average return of the 10-year US Treasury Bond was 1.9%. Return¹ of US Treasury Bond (T-Bond) - 10 years (%) 2.5% 12 months 1.9% 2.0% 1.5% 1.0% 0.5% 0.0% jul-15 aug-15 sep-15 oct-15 nov-15 dec-15 jan-16 feb-16 mar-16 apr-16 may-16 jun-16 (1) Yield to maturity Source: Santander and Bloomberg as of July 29th, 2016

Weighted Average Cost of Capital | Cnova Brasil (cont’d) Country risk (Z) Country risk (Z) p.78 We believe the average spread between a diversified portfolio of Brazilian assets and US-Treasury Bond is the best estimate for the country risk This spread is the best representation of the perceived risk of the international investor community on any given date, different from country risk classifications that are adjusted annually. This assumption is aligned with the fact that the cost of capital of a company should reflect, at any time, the opportunity cost of the investor to invest in assets with similar risk The analysis uses JPMorgan Brazil EMBI+ Brazil, which corresponds to the weighted average of premiums paid for securities of Brazilian foreign debt compared to securities of equivalent term of American Treasury considered risk free In the 12 months previous to the reference date, the average Brazilian risk premium was 4.2% Country risk premium (%) 8.0% 7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0% 12 months 4.2% jul-15 aug-15 sep-15 oct-15 nov-15 dec-15 jan-16 feb-16 mar-16 apr-16 may-16 jun-16 Source: Santander and Bloomberg as of July 29th, 2016

Weighted Average Cost of Capital | Cnova Brasil (cont’d) Market risk premium (Rm - Rf) p.79 Market risk premium The Market Risk Premium refers to the additional return required by investors to compensate for the higher risk involved in equities vis-à-vis investments in US Treasury bonds (risk free investment) An estimate of the Market Risk Premium is the historical average of the spread between the return of the Standard & Poors – 500 index (S&P-500) and the return on long-term bonds of the US government during the period between 1926 and 2012 We prefer a historical approach rather than predictions of future behavior, since we do not believe that the Market Risk Premium is predictable beyond a period of three to four years. As the Market Risk Premium presents a random behavior, historical information are considered the best estimates of the future We use historical data since 1926 because: − This period reflects events that impacted the economic environment, such as wars, depressions and “booms”, which would not be reflected if we use shorter periods − Variations in the risk premium are random. Thus, using historical long-term data is considered the best way to estimate the future behavior We used a market risk premium of 7.0% (arithmetic average of the period) Source of data: Ibbotson 2015 Source: Ibbotson and Santander

Weighted Average Cost of Capital | Cnova Brasil (cont’d) Beta definition (β) p.80 Description Beta measures the market risk / systematic risk / non-diversifiable risk. It is a coefficient that attempts to indicate to what extent the volatility of a company's share price may be explained by the volatility in the market portfolio It is calculated through a linear regression between the series of variations in the share price and the series of variations in the market portfolio (Index) Beta is composed of operational and financial risk. In order to factor the operational risk of the business, the “full” beta (ßL) is unlevered based on the selected companies debt/equity structure and income tax The average unlevered beta (ßU) of the set of comparable companies is then levered according to the estimated target capital structure and income tax of the assessed company ßU = ßL / [1+(1 – Tax Rate)*(Debt/Equity)] ßL = ßU * [1+(1 – Tax Rate)*(Debt/Equity)] Source: Santander

Weighted Average Cost of Capital | Cnova Brasil (cont’d) Beta calculation (β) p.81 Comparable companies for the β calculation Santander believes that the most appropriate methodology to determine the non-diversifiable risk of the company is to use the Beta of comparable companies that operate in the same sector of Cnova Brasil It was considered the beta for the period of 5 years with weekly changes Comparable Companies Country Market Cap (BRL MM) Net Debt (BRL MM) Net Debt/Equity Beta Levered Unlevered B2W Cia Digital Brazil 4,415 1,468 33.3% 0.94 0.77 Amazon.com Inc USA 1,276,742 (15,293) 0.0% 1.24 1.24 AO World PLC UK 3,189 (131) 0.0% 0.38 0.38 JD.com Inc China 106,341 (12,668) 0.0% 1.50 1.50 Average 8.3% 1.02 0.97 Median 0.0% 1.09 1.01 Source: Companies, Factset and Bloomberg as of July 29th, 2016

Weighted Average Cost of Capital | Cdiscount Weighted Average Cost of Capital (WACC) p.82 Description The WACC is determined as the weighted average of the company costs of equity and debt We estimate the WACC of the company reflecting the country risk, the cost of debt, and borrowing capacity in order to determine an optimal capital structure Such costs are weighted by the respective proportion of equity and debt of the company’s capital structure, according to the following formula: æ E ö æ D ö D : Net Debt Amount WACC = ç ÷ × Ke + ç ÷ × Kd E : Equity Amount è D + E ø è D + E ø Ke : Cost of Equity Kd : Cost of Debt Our calculations of cost of equity are derived from the CAPM formula: Ke = Rf + β × (Rm - Rf) + Z Ke : Cost of Equity Rf : Risk Free Rate Rm – Rf : Market Risk Premium ß : Estimated beta for the non-diversifiable risk of a company measured by the correlation of its return versus market return Z : Country Risk Source: Santander

Weighted Average Cost of Capital | Cdiscount (cont’d) Risk free rate (Rf) Risk free rate (Rf) p.83 We believe the yield of the American government bond is the best estimate for the risk-free rate of return in US-dollars. We use the 10-year US-Treasury Bond because: – It is a fixed income security whose long-term yield reflects investors' expectations about future expected returns – The 10-year Bond, unlike short-term rates, it is not used as an instrument of monetary policy – Its yield is less affected by changes in expected inflation than the 30-year T-Bond Reference date: July 29th, 2016 In the 12 months previous to the reference date, the average return of the 10-year US Treasury Bond was 1.9%. Return¹ of US Treasury Bond (T-Bond) - 10 years (%) 2.5% 12 months 1.9% 2.0% 1.5% 1.0% 0.5% 0.0% jul-15 aug-15 sep-15 oct-15 nov-15 dec-15 jan-16 feb-16 mar-16 apr-16 may-16 jun-16 (1) Yield to maturity Source: Santander and Bloomberg as oif July 29th, 2016

Weighted Average Cost of Capital | Cdiscount (cont’d) Country risk (Z) Country risk (Z) p.84 We believe the average spread between a diversified portfolio of French assets and US-Treasury Bond is the best estimate for the country risk This spread is the best representation of the perceived risk of the international investor community on any given date, different from country risk classifications that are adjusted annually. This assumption is aligned with the fact that the cost of capital of a company should reflect, at any time, the opportunity cost of the investor to invest in assets with similar risk The analysis uses the 10Y French CDS, which corresponds to the weighted average of premiums paid for securities of French foreign debt compared to securities of equivalent term of American Treasury considered risk free In the 12 months previous to the reference date, the average French risk premium was 0.7% Country risk premium (%) 1.00% 0.90% 0.80% 0.70% 0.60% 0.50% 0.40% 0.30% 0.20% 12 months 0.7% jul-15 aug-15 sep-15 oct-15 nov-15 dec-15 jan-16 feb-16 mar-16 apr-16 may-16 jun-16 jul-16 Source: Santander and Bloomberg as of July 29th, 2016

Weighted Average Cost of Capital | Cdiscount (cont’d) Market risk premium (Rm - Rf) p.85 Market risk premium The Market Risk Premium refers to the additional return required by investors to compensate for the higher risk involved in equities vis-à-vis investments in US Treasury bonds (risk free investment) An estimate of the Market Risk Premium is the historical average of the spread between the return of the Standard & Poors – 500 index (S&P-500) and the return on long-term bonds of the US government during the period between 1926 and 2012 We prefer a historical approach rather than predictions of future behavior, since we do not believe that the Market Risk Premium is predictable beyond a period of three to four years. As the Market Risk Premium presents a random behavior, historical information are considered the best estimates of the future We use historical data since 1926 because: − This period reflects events that impacted the economic environment, such as wars, depressions and “booms”, which would not be reflected if we use shorter periods − Variations in the risk premium are random. Thus, using historical long-term data is considered the best way to estimate the future behavior We used a market risk premium of 7.0% (arithmetic average of the period) Source of data: Ibbotson 2015 Source: Ibbotson and Santander

Weighted Average Cost of Capital | Cdiscount (cont’d) Beta definition (β) p.86 Description Beta measures the market risk / systematic risk / non-diversifiable risk. It is a coefficient that attempts to indicate to what extent the volatility of a company's share price may be explained by the volatility in the market portfolio It is calculated through a linear regression between the series of variations in the share price and the series of variations in the market portfolio (Index) Beta is composed of operational and financial risk. In order to factor the operational risk of the business, the “full” beta (ßL) is unlevered based on the selected companies debt/equity structure and income tax The average unlevered beta (ßU) of the set of comparable companies is then levered according to the estimated target capital structure and income tax of the assessed company ßU = ßL / [1+(1 – Tax Rate)*(Debt/Equity)] ßL = ßU * [1+(1 – Tax Rate)*(Debt/Equity)] Source: Santander

Weighted Average Cost of Capital | Cdiscount (cont’d) Beta calculation (β) p.87 Comparable companies for the β calculation Santander believes that the most appropriate methodology to determine the non-diversifiable risk of the company is to use the Beta of comparable companies that operate in the same sector of Cdiscount It was considered the beta for the period of 5 years with weekly changes Comparable Companies Country Market Cap (BRL MM) Net Debt (BRL MM) Net Debt/Equity Beta Levered Unlevered Delticom AG Germany 738 15 2.0% 0.49 0.48 Amazon.com Inc USA 1,276,742 (15,293) 0.0% 1.24 1.24 AO World PLC UK 2,489 (102) 0.0% 0.38 0.38 JD.com Inc China 106,341 (12,668) 0.0% 1.50 1.50 SRP Group S.A. France 2,443 (333) 0.0% 0.31 0.31 Verkkokauppa.com Oyj Greece 1,214 (84) 0.0% 0.22 0.22 Banzai S.p.A. Italy 482 (64) 0.0% 0.80 0.80 Qliro Group AB Sweden 5,809 1,061 18.3% 1.01 0.88 Average 2.5% 0.74 0.73 Median 0.0% 0.64 0.64 Source: Companies, Factset and Bloomberg as of July 29th, 2016

Annexes I. Macroeconomic assumptions II. Weighted Average Cost of Capital III. EV – Equity adjustments IV. Working capital adjustments V. Discounted Cash Flow of the Holding (Holding Cnova) VI. Outcome of the Financial Analysis Report VII. Business Plan vs. 1H16 Results VIII. Incoming information and interactions with involved parties p.88

EV – Equity adjustments

p.89

Details of the EV – Equity adjustments for the DCF analysis (considering factoring) and the multiple analysis (disregarding factoring)

Cnova Brasil

06/30/2016 - BRL millions	Considering *factoring*	Disregarding *factoring*
Net debt	**(997)**	**(2,416)**
Net cash / (Net debt)	(1,022)	(1,022)
Working capital adjustment (normalization)	25	(80)
Debt increase if no factoring	-	(1,314)
Assets held for sale	**0**	**0**
Provisions	**(118)**	**(118)**
Fraud provisions (fees)	(83)	(83)
Other provisions	(36)	(36)
Minorities	**-**	**-**
Total adjustments	**(1,115)**	**(2,534)**

06/30/2016 - USD millions	Considering *factoring*	Disregarding *factoring*
Net debt	**(304)**	**(737)**
Net cash / (Net debt)	(312)	(312)
Working capital adjustment (normalization)	8	(24)
Debt increase if no factoring	-	(401)
Assets held for sale	**0**	**0**
Provisions	**(36)**	**(36)**
Fraud provisions (fees)	(25)	(25)
Other provisions	(11)	(11)
Minorities	**-**	**-**
Total adjustments	**(340)**	**(774)**

Cdiscount

06/30/2016 - EUR millions	Considering *factoring*	Disregarding *factoring*
Net debt	**(168)**	**(341)**
Net cash / (Net debt)	(116)	(116)
Working capital adjustment (normalization)	(51)	(14)
Debt increase if no factoring	-	(210)
Assets held for sale	**0**	**0**
Provisions	**(17)**	**(17)**
Fraud provisions (fees)	-	-
Other provisions	(17)	(17)
Minorities	**(2)**	**(2)**
Total adjustments	**(186)**	**(359)**

06/30/2016 - USD millions	Considering *factoring*	Disregarding *factoring*
Net debt	**(186)**	**(377)**
Net cash / (Net debt)	(129)	(129)
Working capital adjustment (normalization)	(57)	(16)
Debt increase if no factoring	-	(232)
Assets held for sale	**0**	**0**
Provisions	**(19)**	**(19)**
Fraud provisions (fees)	-	-
Other provisions	(19)	(19)
Minorities	**(2)**	**(2)**
Total adjustments	**(206)**	**(397)**

Holding

06/30/2016 - EUR millions	Considering *factoring*	Disregarding *factoring*
Net cash	**115**	**115**

06/30/2016 - USD millions	Considering *factoring*	Disregarding *factoring*
Net cash	**127**	**127**

Santander GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Annexes I. Macroeconomic assumptions II. Weighted Average Cost of Capital III. EV – Equity adjustments IV. Working capital adjustments V. Discounted Cash Flow of the Holding (Holding Cnova) VI. Outcome of the Financial Analysis Report VII. Business Plan vs. 1H16 Results VIII. Incoming information and interactions with involved parties p.90

Working capital adjustments | Cnova Brasil

| p.91 |

Working capital considering factoring – BRL MM	jan-15	feb-15	mar-15	apr-15	may-15	jun-15	jul-15	aug-15	sep-15	oct-15	nov-15	dec-15	jun-16	Norm.
Receivables	501	251	166	453	442	190	297	349	233	296	861	160	285	350
Inventories	588	660	842	707	646	729	804	750	825	929	1,004	714	708	767
Payables	(1,679)	(1,562)	(2,012)	(1,795)	(1,565)	(1,954)	(1,576)	(1,558)	(1,932)	(1,794)	(2,302)	(2,552)	(1,641)	(1,857)
Others	(57)	(4)	(0)	1	(26)	(24)	(41)	(38)	(7)	5	(185)	(112)	9	(41)
Non goods	82	99	169	160	155	211	204	183	194	166	149	144	43	160
Working capital	**(565)**	**(555)**	**(835)**	**(475)**	**(347)**	**(849)**	**(312)**	**(314)**	**(687)**	**(398)**	**(473)**	**(1,645)**	**(596)**	**(621)**
Working capital adjustments														**25**

Working capital disregarding factoring – BRL MM	jan-15	feb-15	mar-15	apr-15	may-15	jun-15	jul-15	aug-15	sep-15	oct-15	nov-15	dec-15	jun-16	Norm.
Receivables	563	890	794	658	906	923	751	781	782	692	1,005	1,075	648	818
Inventories	588	660	842	707	646	729	804	750	825	929	1,004	714	708	767
Payables	(1,679)	(1,562)	(2,012)	(1,795)	(1,565)	(1,954)	(1,576)	(1,558)	(1,932)	(1,794)	(2,302)	(2,552)	(1,641)	(1,857)
Others	(57)	(4)	(0)	1	(26)	(24)	(41)	(38)	(7)	5	(185)	(112)	9	(41)
Non goods	82	99	169	160	155	211	204	183	194	166	149	144	43	160
Working capital	**(502)**	**84**	**(207)**	**(270)**	**117**	**(116)**	**142**	**117**	**(138)**	**(2)**	**(329)**	**(730)**	**(233)**	**(153)**
Working capital adjustments														**(80)**
Monthly amount of factoring jun-16	**62**	**639**	**628**	**205**	**464**	**733**	**454**	**432**	**549**	**395**	**143**	**915**	**363**	
Discount factor jun-2016	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**100.0%**	
Accumulated amount of factoring jun-16	-	-	-	-	-	-	-	-	-	-	-	-	**1,314**	**(1,314)**

- Due to the significant variation in the working capital balance when analyzed on a monthly basis, it was considered an adjustment based on the normalized working capital, which was calculated as the average balance of the 12 months of 2015
- It was considered a different adjustment in the multiples analysis in order to disregard the factoring operations (impact on receivables). In this case, in addition to the working capital adjustment it was necessary to consider a debt increase to adjust the company's cash needs (the additional debt was estimated considering the average term of 6 installments for anticipation)

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Working capital adjustments | Cdiscount

p.92

Working capital considering factoring – EUR MM	jan-15	feb-15	mar-15	apr-15	may-15	jun-15	jul-15	aug-15	sep-15	oct-15	nov-15	dez-15	jun-16	Norm.
Receivables	135	92	95	78	83	79	74	74	99	97	85	108	62	92
Inventories	217	209	208	225	212	219	217	208	224	257	294	241	231	228
Payables	(474)	(403)	(422)	(368)	(336)	(426)	(388)	(372)	(426)	(386)	(518)	(594)	(404)	(426)
Others	8	70	55	54	38	41	37	42	37	33	39	53	24	42
Non goods	11	4	(5)	2	(1)	(1)	(4)	(13)	(35)	(36)	(48)	(85)	(47)	(18)
Working capital	**(102)**	**(29)**	**(70)**	**(9)**	**(4)**	**(88)**	**(63)**	**(60)**	**(100)**	**(35)**	**(148)**	**(277)**	**(134)**	**(82)**
Working capital adjustments														**(51)**

Working capital disregarding factoring – EUR MM	jan-15	feb-15	mar-15	apr-15	may-15	jun-15	jul-15	aug-15	sep-15	oct-15	nov-15	dez-15	jun-16	Norm.
Receivables	135	92	95	78	83	79	74	110	130	145	147	194	121	114
Inventories	217	209	208	225	212	219	217	208	224	257	294	241	231	228
Payables	(474)	(403)	(422)	(368)	(336)	(426)	(388)	(372)	(426)	(386)	(518)	(594)	(404)	(426)
Others	8	70	55	54	38	41	37	42	37	33	39	53	24	42
Non goods	11	4	(5)	2	(1)	(1)	(4)	(13)	(35)	(36)	(48)	(85)	(47)	(18)
Working capital	**(102)**	**(29)**	**(70)**	**(9)**	**(4)**	**(88)**	**(63)**	**(24)**	**(69)**	**13**	**(86)**	**(190)**	**(75)**	**(60)**
Working capital adjustments														**(14)**
Monthly amount of factoring jun-16	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**36**	**31**	**48**	**63**	**87**	**59**	
Discount factor jun-2016	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**0.0%**	**100.0%**	
Accumulated amount of factoring jun-16	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**210**	**(210)**

- Due to the significant variation in the working capital balance when analyzed on a monthly basis, it was considered an adjustment based on the normalized working capital, which was calculated as the average balance of the 12 months of 2015
- It was considered a different adjustment in the multiples analysis in order to disregard the factoring operations (impact on receivables). In this case, in addition to the working capital adjustment it was necessary to consider a debt increase to adjust the company's cash needs (the additional debt was estimated considering the average term of 6 installments for anticipation)

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Annexes I. Macroeconomic assumptions II. Weighted Average Cost of Capital III. EV – Equity adjustments IV. Working capital adjustments V. Discounted Cash Flow of the Holding (Holding Cnova) VI. Outcome of the Financial Analysis Report VII. Business Plan vs. 1H16 Results VIII. Incoming information and interactions with involved parties p.93

| p.94 |

Discounted Cash Flow of the Holding (Holding Cnova)

	Business Plan			Business Plan extrapolation							
EUR MM	**2016E**	**2017E**	**2018E**	**2019E**	**2020E**	**2021E**	**2022E**	**2023E**	**2024E**	**2025E**	**Perpetuity**
Net revenues	-	-	-	-	-	-	-	-	-	-	-
Growth		*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*
(-) COGS and SG&A	(15)	(7)	(7)	(7)	(7)	(7)	(8)	(8)	(8)	(8)	(8)
(=) EBITDA	**(15)**	**(7)**	**(7)**	**(7)**	**(7)**	**(7)**	**(8)**	**(8)**	**(8)**	**(8)**	**(8)**
EBITDA margin	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*
(-) Factoring costs	-	-	-	-	-	-	-	-	-	-	-
(=) Adjusted EBITDA	**(15)**	**(7)**	**(7)**	**(7)**	**(7)**	**(7)**	**(8)**	**(8)**	**(8)**	**(8)**	**(8)**
Adjusted EBITDA margin	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*
(-) D&A	-	-	-	-	-	-	-	-	-	-	-
(=) Adjusted EBIT	**(15)**	**(7)**	**(7)**	**(7)**	**(7)**	**(7)**	**(8)**	**(8)**	**(8)**	**(8)**	**(8)**
Adjusted EBIT margin	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*	*n.a.*
(-) Taxes	5	2	2	2	3	3	3	3	3	3	3
(=) NOPLAT	**(10)**	**(5)**	**(5)**	**(5)**	**(5)**	**(5)**	**(5)**	**(5)**	**(5)**	**(5)**	**(5)**
(+) D&A	-	-	-	-	-	-	-	-	-	-	-
(+/–) Working capital adjustments	-	-	-	-	-	-	-	-	-	-	-
(-) CAPEX	-	-	-	-	-	-	-	-	-	-	-
(=) FCFF	**(10)**	**(5)**	**(5)**	**(5)**	**(5)**	**(5)**	**(5)**	**(5)**	**(5)**	**(5)**	**(5)**
(=) NPV FCFF	**(10)**	**(4)**	**(4)**	**(4)**	**(4)**	**(3)**	**(3)**	**(3)**	**(3)**	**(3)**	**(50)**

Valuation summary		
WACC		7.6%
Perpetuity growth (g)[1]		2.0%
NPV – Projected flow	45.0%	(41)
NPV – Perpetuity	55.0%	(50)
EV EUR MM	**100.0%**	**(90)**
Net cash		115
EqV EUR MM		**25**
Fx rate - EUR/USD (monthly average)[2]		1.11
EqV USD MM		**28**

(1) In EUR nominal (considering real growth equal to zero in the perpetuity)
(2) Base date 07/29/2016
Source: Bloomberg and Santander estimates

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Annexes I. Macroeconomic assumptions II. Weighted Average Cost of Capital III. EV – Equity adjustments IV. Working capital adjustments V. Discounted Cash Flow of the Holding (Holding Cnova) VI. Outcome of the Financial Analysis Report VII. Business Plan vs. 1H16 Results VIII. Incoming information and interactions with involved parties p.95

Conclusion

| p.96 |

Financial analysis of the Reorganization

Reorganization analysis disregarding synergies

Valuation of Cnova	
USD millions	
Cnova Brasil	431
Cdiscount	1,663
Holding	28
Synergies	-
Cnova Equity value disregarding synergies	**2,122**
# of outstanding shares before Reorganization	441
Price per share (USD)	**4.81**

Reorganization analysis	
USD millions	
Cnova Brasil	431
Synergies	-
Cnova Equity value disregarding synergies	**431**
% of Cnova Equity value disregarding synergies	20.3%
Cnova Equity value disregarding synergies	2,122
Via Varejo stake in Cnova	21.9%
Equity value of VV stake in Cnova	**465**
Via Varejo additional payment	**(34)**

Cnova / Cdiscount Equity Value after Reorganization	
USD millions	
Cdiscount	1,663
Holding	28
Via Varejo additional payment	(34)
Cnova Equity value	**1,656**
# of outstanding shares after Reorganization	345
Price per share (USD)	**4.81**

Base scenario of the Reorganization

Reorganization analysis considering 50% of the synergies raised by FH&F

Valuation of Cnova	
USD millions	
Cnova Brasil	431
Cdiscount	1,663
Holding	28
Synergies (50% FH&F)	123
Cnova Equity value considering synergies	**2,245**
# of outstanding shares before Reorganization	441
Price per share (USD)	**5.09**

Reorganization analysis	
USD millions	
Cnova Brasil	431
Synergies (50% FH&F)	123
Cnova Equity value considering synergies	**554**
% of Cnova Equity value considering synergies	24.7%
Cnova Equity value considering synergies	2,245
Via Varejo stake in Cnova	21.9%
Equity value of VV stake in Cnova	**492**
Via Varejo additional payment	**62**

Cnova / Cdiscount Equity Value after Reorganization	
USD millions	
Cdiscount	1,663
Holding	28
Via Varejo additional payment	62
Cnova Equity value	**1,753**
# of outstanding shares after Reorganization	345
Price per share (USD)	**5.09**

Reorganization analysis considering 50% of the synergies raised by FH&F + 50% of the value of the common inventory reduction

Valuation of Cnova	
USD millions	
Cnova Brasil	431
Cdiscount	1,663
Holding	28
Synergies (50% FH&F + 50% inventory reduction)	190
Cnova Equity value considering synergies	**2,312**
# of outstanding shares before Reorganization	441
Price per share (USD)	**5.24**

Reorganization analysis	
USD millions	
Cnova Brasil	431
Synergies (50% FH&F + 50% inventory reduction)	190
Cnova Equity value considering synergies	**622**
% of Cnova Equity value considering synergies	26.9%
Cnova Equity value considering synergies	2,312
Via Varejo stake in Cnova	21.9%
Equity value of VV stake in Cnova	**507**
Via Varejo additional payment	**114**

Cnova / Cdiscount Equity Value after Reorganization	
USD millions	
Cdiscount	1,663
Holding	28
Via Varejo additional payment	114
Cnova Equity value	**1,805**
# of outstanding shares after Reorganization	345
Price per share (USD)	**5.24**

(1) Exchange rate used: USD/BRL of 3.2763 and EUR/USD of 1.1066 (30-day average as of 07/29/2016)

Santander GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Comparison of the valuation vs. the terms of the announced Reorganization

| p.97 |

Considering the base scenario, Via Varejo captures more than 50% of the value of potential synergies regardless of the total disbursement announced as per the Material Fact Notice (between USD 159 MM and USD 176 MM)

USD MM	Santander valuation			Announced transaction		
	Standalone	FH&F synergies	Total synergies	Minimum	Midpoint	Maximum
Equity Value of Cnova Brasil	**431**	**554**	**622**	**492**	**525**	**557**
(-) Equity Value of 22% of Cnova	(465)	(492)	(507)	(458)	(484)	(510)
(=) Via Varejo additional payment	**(34)**	**62**	**114**	**34**	**41**	**47**
(+) Pre payment of intercompany debt	154	154	154	127	127	127
(=) Via Varejo total disbursement	**120**	**216**	**269**	**161**	**168**	**174**
Reorganization analysis considering the minimum point						
Via Varejo total disbursement considering Santander's valuation	**120**	**216**	**269**			
(-) Via Varejo additional effective payment	(159)	(159)	(159)			
(=) Value held by Via Varejo	**(39)**	**57**	**110**			
(+) Synergies held by Via Varejo (50%)	-	123	190			
(=) Total value held by Via Varejo	**(39)**	**180**	**300**			
% of total synergies	n.a.	73.2%	78.8%			
Reorganization analysis considering the midpoint						
Via Varejo total disbursement considering Santander's valuation	**120**	**216**	**269**			
(-) Via Varejo additional effective payment	(168)	(168)	(168)			
(=) Value held by Via Varejo	**(48)**	**49**	**101**			
(+) Synergies held by Via Varejo (50%)	-	123	190			
(=) Total value held by Via Varejo	**(48)**	**172**	**292**			
% of total synergies	n.a.	69.7%	76.5%			
Reorganization analysis considering the maximum point						
Via Varejo total disbursement considering Santander's valuation	**120**	**216**	**269**			
(-) Via Varejo additional effective payment	(176)	(176)	(176)			
(=) Value held by Via Varejo	**(56)**	**40**	**93**			
(+) Synergies held by Via Varejo (50%)	-	123	190			
(=) Total value held by Via Varejo	**(56)**	**163**	**283**			
% of total synergies	n.a.	66.3%	74.3%			

Base scenario of the Reorganization (FH&F synergies column)

Note: considering the amounts announced for the Equity Value of Cnova and Cnova Brasil, we reach an additional payment marginally different from the announced amount (between USD 34 MM and USD 47 MM). For the comparison between the valuation and the terms of the Reorganization it was considered the announced additional payment (between USD 32 MM and USD 49 MM).

Source: Public information and Santander analysis

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016

Annexes I. Macroeconomic assumptions II. Weighted Average Cost of Capital III. EV – Equity adjustments IV. Working capital adjustments V. Discounted Cash Flow of the Holding (Holding Cnova) VI. Outcome of the Financial Analysis Report VII. Business Plan vs. 1H16 Results VIII. Incoming information and interactions with involved parties p.98

Business Plan vs. 1H16 Results | Cnova Brasil Although 2016 is proving to be a challenging year in terms of results for Cnova Brasil, the company believes it is feasible to meet its revised Business Plan for this year p.99

Considerations Exercise to compare 1H16 realized results vs. the one projected in the revised Business Plan for Cnova Brasil for the year of 2016 When compared to 2015, the company will have to outperform meet the projected results of the Business Plan However, Cnova Brasil’s management believes that with the final implementation and stability of the ERP and the end of the investigation process, the company will be in better shape to present better results In addition, given the perspective of improvement in economic activity in the 2H16 (and the importance of it in terms of seasonality), and that, 2H15 was perhaps the worst point of the cycle, the comparison base tends to be negatively impacted In terms of valuation, it is important to mention that the largest weight of the value composition refers to the long-term Overview of the company’s key metrics performance in the 1H16 vis a vis Business Plan Source: Company % % of the annual result Business Plan vs. 1H16 Results | Cnova Brasil (cont’d) In terms of valuation, it is important to mention that the largest weight of value composition refers to the long-term p.100

Business Plan vs. 1H16 Results Sensitivity analysis of the valuation of Cnova standalone USD MM BRL millions jan/16 - jun/16 jul/16 - dec/16 2016E Net revenues 2,256 2,664 4,920 (-) COGS (2,019) (2,273) (4,291) (=) Gross profit 237 392 629 Gross margin 10.5% 14.7% 12.8% (-) SG&A (488) (213) (702) (=) EBITDA (252) 178 (73) EBITDA margin (11.2%) 6.7% (1.5%) (-) Factoring costs (101) (163) (265) Net revenues increase (BRL MM) (500) (250) - 250 500 10.2% 404 402 401 399 398 12.5% 416 416 416 416 416 14.7% 428 430 431 433 434 16.9% 441 444 446 449 452 19.2% 453 457 461 466 470 Sensitivity analysis of the cash payble / (receivable) balance¹ USD MM (=) Adjusted EBITDA (353) 15 (338) Adjusted EBITDA margin (15.6%) 0.6% (6.9%) (-) D&A (29) (25) (54) (=) Adjusted EBIT (382) (10) (392) Adjusted EBIT margin (16.9%) (0.4%) (8.0%) Net revenues increase (BRL MM) (500) (250) - 250 500 10.2% 41 39 38 37 36 12.5% 50 50 50 50 50 14.7% 60 61 62 63 64 16.9% 70 72 74 76 78 19.2% 79 82 86 89 92 (1) Considering the base scenario of the Reorganization (50% of synergies) Business Plan vs. 1H16 Results | Cdiscount In the case of Cdiscount, we see that the company is performing in line with historical results and in accordance with the expected results projected in the Business Plan p.101 Considerations Exercise to compare 1H16 realized results vs. the one projected in the revised Business Plan for Cdiscount for the year of 2016 When compared to 2015, we see that the company performed as expected in the Business Plan, and everything indicates that it will be able to meet the projected results of the Business Plan Overview of the company’s key metrics performance in the 1H16 vis a vis Business Plan Source: Company % % of the annual result

Annexes I. Macroeconomic assumptions II. Weighted Average Cost of Capital III. EV – Equity adjustments IV. Working capital adjustments V. Discounted Cash Flow of the Holding (Holding Cnova) VI. Outcome of the Financial Analysis Report VII. Business Plan vs. 1H16 Results VIII. Incoming information and interactions with involved parties p.102

Incoming information and interactions with involved parties

p.103

Herein we list the interactions between Santander and Cnova, Via Varejo and Via Varejo Special Committee, as well as the main information received that served as support for the realization of the Financial Analysis Report

Main information received from Cnova

- 3-year Business Plan (2016 – 2018) provided by Cnova, which served as basis for the extrapolation of the financial projections of Cnova Brasil and Cdiscount
- Files containing the evolution of the working capital position of the company for the year of 2015 and first four months of 2016, debt position / net cash, and other provisions to be considered in the calculation of the EV– Equity adjustment
- FH&F's report of potential synergies resulting from the incorporation of Cnova Brasil's operation by Via Varejo
- File with the P&L of the Holding (Holding Cnova) to be considered in the projections
- Files with 1H16 actual figures
- File with the potential estimated reductions in the combined stock of Via Retail and Cnova Brasil's operations after the Reorganization
- File with the revised Business Plan (2016-2018) for Cnova Brasil, taking into account the results achieved in the first half of 2016 and the strategic decisions of the company's management
- Audited financial statements for the year of 2015 and unaudited for the 1H16
- Report considering potential impacts of the audited financial statements for the year of 2015 in the valuation exercise conducted by Santander
- Files containing the evolution of the working capital position of the company for the year of 2015 and first six months of 2016, debt position / net cash, and other provisions to be considered in the calculation of the EV– Equity adjustment
- Report with the price adjustment methodology and the projection of net debt and working capital positions at the closing date

Interactions between Santander, Cnova, Via Varejo and Via Varejo Special Committee

Date	Event	Considerations
02-jun-16	Kick-off meeting	Kick-off meeting of Project Delphes between Santander, Cnova and Special Committee
14-jun-16	Synergies meeting	Meeting between Santander, Cnova Brazil and Via Varejo to discuss FH&F's report on potential synergies resulting from the incorporation of Cnova Brazil's operation by Via Varejo. It was also discussed other potential impacts that were not considered by FH&F, which served as the basis for the analysis of Santander
17-jun-16	Follow-up call about pending information	Conference call with Cnova to clarify which points were still pending response or confirmation, and additional clarification questions
23-jun-16	Call to request YTD results	Call with Cnova to request YTD April's results
24-jun-16	Santander and Special Committee's meeting	Meeting between Santander and the Special Committee for the presentation of a preliminary version of the Financial Analysis Report
04-jul-16	Call with Via Varejo's management	Call for the better understanding of the potential stock reduction synergy, after receiving the internal studies conducted by Via Varejo's team
06-jul-16	Call with Cnova Brasil's management	Call to discuss the preliminary results of 2016 and potential impacts on the company's strategy for Black Friday and Christmas, as well as impacts on the business plan. It was also discussed the company's strategic decision to reduce sales volume in order to increase margins
26-jul-16	Call with Cnova's management	Call to discuss the impacts from the audited and unaudited financial statements of and June 2016, respectively, on the valuation exercise conducted by Santander
28-jul-16	Call with VV's CEO	Call to discuss the viability of the synergies and potential impacts after the financial releases and revised Business Plan
02-aug-16	Call with Cnova and BNP Paribas' management	Call to discuss the EV – Equity adjustments considering the change of the base date from April to June
04-aug-16	Presentation of the Financial Analysis Report	Meeting with the Special Committee for the presentation of the Financial Analysis Report
05-aug-16	Santander's Appraisal Reports Committee	Meeting with the Appraisal Reports Committee from Santander for the approval of the Financial Analysis Report (Investment Banking, Legal and Compliance)
05-aug-16	Delivery of the Financial Analysis Report	-

Santander
GLOBAL CORPORATE BANKING

This document is a free translation of the "Relatório de Análises Financeiras" (in Portuguese) furnished by Banco Santander (Brasil) S.A. on August 5, 2016